UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

Q2 Holdings, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 22, 2022

Dear Stockholder:

You are cordially invited to attend this year's annual meeting of stockholders of Q2 Holdings, Inc. on June 1, 2022, at 1:00 p.m. Central Time. The annual meeting will be a completely "virtual" meeting. You will be able to attend the annual meeting, as well as vote and submit your questions during the live webcast of the meeting, by visiting www.virtualshareholdermeeting.com/QTWO2022 and entering the company number and control number included on your proxy card or in the instructions that accompany your proxy materials.

Details regarding admission to the annual meeting and the business to be conducted at the annual meeting are described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Whether or not you plan to attend the annual meeting, your vote is very important and we encourage you to vote promptly. You may vote by either marking, signing and returning the enclosed proxy card or using telephone or internet voting. For specific instructions on voting, please refer to the instructions on your enclosed proxy card. If you attend the annual meeting you will have the right to revoke the proxy and vote your shares virtually at the meeting. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your brokerage firm, bank or other nominee to vote your shares.

Sincerely yours,
Matthew P. Flake
President and Chief Executive Officer

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

DATE	Wednesday, June 1, 2022, at 1:00 p.m. Central Time

VIRTUAL ACCESS
The annual meeting will be a completely "virtual" meeting. You will be able to attend the annual meeting, as well as vote and submit your questions during the live webcast of the meeting, by visiting www.virtualshareholdermeeting.com/QTWO2022 and entering the company number and control number included on your proxy card or in the instructions that accompany your proxy materials.

PURPOSES	1. To elect eight directors to hold office for one-year terms or until their respective successors are elected and qualified, or their earlier death, resignation or removal;

2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

3. To vote on a non-binding basis to approve the compensation of our named executive officers;

4. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

RECORD DATE	You can vote if you were a stockholder of record at the close of business on April 11, 2022. Attendance at the meeting is limited to stockholders or their proxy holders and company guests. Only stockholders or their valid proxy holders may address the meeting.

VOTING	You may vote your shares by submitting a proxy by Internet, by telephone, or by completing, signing, dating and returning the enclosed proxy card or by voting while attending the annual meeting. To vote virtually during the live webcast of the annual meeting, please follow the instructions for attending and voting at the annual meeting posted at www.virtualshareholdermeeting.com/QTWO2022. You will need the company number and control number included on the enclosed proxy card. All votes must be received by the inspectors of election appointed for the meeting before the polls close at the annual meeting. The proxy card describes your voting options in more detail. If for any reason you desire to revoke your proxy, you can do so at any time before it is voted.

MAILING	On or about April 22, 2022, we will mail to our stockholders a copy of this Proxy Statement, a proxy card, and our 2021 Annual Report.

For ten days prior to the meeting and during the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting. Stockholders wishing to review the list in advance of the meeting should request access by contacting IR@q2.com and during the meeting the list will be accessible via the Internet at www.virtualshareholdermeeting.com/QTWO2022.

By order of the Board of Directors,

M. Scott Kerr
Senior Vice President, Deputy General Counsel & Corporate Secretary
April 22, 2022
Austin, Texas

IMPORTANT:  Please vote your shares by submitting a proxy by Internet, by telephone, or by completing, signing, dating and returning the enclosed proxy card. The proxy card describes your voting options in more detail. If you attend the meeting, you may choose to vote at the meeting even if you have previously voted your shares.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 1, 2022. We have attached a Proxy Statement and a copy of our 2021 Annual Report on Form 10-K. A complete set of proxy materials relating to our annual meeting, consisting of the Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report, is available on the Internet and may be viewed at www.proxyvote.com.

Attending the Meeting

The meeting will be held virtually on Wednesday, June 1, 2022 at 1:00 p.m. Central Time, through a live webcast on the website www.virtualshareholdermeeting.com/QTWO2022. You will need to enter the company number and the control number included on your proxy card or in the instructions that accompany your proxy materials to enter the virtual meeting.

We are holding our meeting virtually this year in light of the COVID-19 pandemic and as part of our effort to maintain a safe and healthy environment for our directors, officers, and stockholders who wish to attend the annual meeting. We believe that hosting a virtual meeting is in the best interest of Q2 and its stockholders and enables increased stockholder attendance and participation because stockholders can participate from any location around the world. We believe a virtual meeting also provides expanded access, improved communication and cost savings for our stockholders while providing stockholders the same rights and opportunities to participate as they would have at an in-person meeting. Holding our meeting virtually also reduces the environmental impact of an in-person meeting, including attendee travel.

Stockholders attending the meeting virtually will be afforded the opportunity to participate in the annual meeting by asking questions via the Internet at www.virtualshareholdermeeting.com/QTWO2022. Through the online forum, you will be able to submit questions in writing in advance of the day of the annual meeting, vote and obtain copies of the proxy materials. In order to submit questions via the online forum, you will need your company number and control number included on your proxy card or in the instructions that accompany your proxy materials. As part of the annual meeting, we will hold a Q&A session, during which we intend to answer pertinent questions submitted prior to the annual meeting, as time permits.

If during the check-in time or during the annual meeting you have technical difficulties or trouble accessing the virtual meeting website, we will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the annual meeting login page.

Questions

For Questions Regarding:	Contact:
Annual meeting	Q2 Investor Relations IR@q2.com

Stock ownership for registered holders	American Stock Transfer & Trust Company, LLC (800) 937-5449 (within the U.S. and Canada) or (718) 921-8124 (worldwide) or help@astfinancial.com

Stock ownership for beneficial holders	Please contact your broker, bank or other nominee

Voting for registered holders	Q2 Investor Relations IR@q2.com

Voting for beneficial holders	Please contact your broker, bank or other nominee

Technical support during meeting	Please call the technical support number that will be posted on the annual meeting login page

Q2 Holdings, Inc.

Q2 HOLDINGS, INC.
10355 PECAN PARK BOULEVARD
AUSTIN, TEXAS 78729

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 1, 2022

The board of directors of Q2 Holdings, Inc. is soliciting your proxy for the 2022 annual meeting of stockholders to be held on June 1, 2022, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and related materials are first being mailed to stockholders on or about April 22, 2022. References in this Proxy Statement to the "Company," "we," "our," "us" and "Q2" are to Q2 Holdings, Inc. and its consolidated subsidiaries, and references to the "annual meeting" are to the 2022 annual meeting of stockholders. When we refer Q2's fiscal year, we mean the annual period ended on December 31, 2021. This Proxy Statement covers our 2021 fiscal year, which was from January 1, 2021 through December 31, 2021, or fiscal 2021. Certain information contained in this Proxy Statement is incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed by Q2 with the U.S. Securities and Exchange Commission, or SEC, on February 16, 2022.

SOLICITATION AND VOTING

Record Date

Only stockholders of record at the close of business on April 11, 2022 will be entitled to notice of and to vote at the meeting and any adjournment thereof. At the close of business on April 11, 2022, a total of 57,199,798 shares of our common stock were outstanding and entitled to vote. Each share of common stock has one vote.

Quorum

A majority of the shares of common stock issued and outstanding as of the record date must be represented at the meeting, either by virtual attendance or by proxy, to constitute a quorum for the transaction of business at the meeting. Your shares will be counted towards the quorum if you submit a valid proxy (or one is submitted on your behalf by your broker or bank) or if you vote virtually at the meeting. Abstentions and "broker non-votes" (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter) will each be counted as present for purposes of determining the presence of a quorum.

Vote Required to Adopt Proposals

Each share of our common stock outstanding on the record date is entitled to one vote on each of the eight director nominees. Each share of our common stock outstanding on the record date is entitled to one vote on each other matter. For the election of directors, the nominees to serve as directors will be elected by a plurality of the votes cast by the stockholders entitled to vote at the election. You may vote "For" or "Withhold" with respect to each director nominee. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld and will have no effect on the election of directors. With respect to proposals 2 and 3, approval of the proposal requires the affirmative vote of a majority in voting power of the shares in attendance at the meeting or represented by proxy and entitled to vote on the matter. Because the vote on compensation of named executive officers is advisory, it will not be binding upon our board of directors.

Effect of Abstentions and Broker Non-Votes

Broker non-votes occur when a beneficial owner of shares held in "street name" does not give instructions to the broker, bank or other nominee holding the shares as to how to vote on matters deemed "non-routine" by NYSE rules and regulations. Broker non-votes, if any, and shares voted "Withhold" will have no effect on the election of directors. For each of the other proposals, broker non-votes, if any, will not be counted in determining the number of votes cast and will have no effect on the approval of these proposals, but abstentions will have the same effect as negative votes. Proposal No. 2 is a routine matter and no broker non-votes are expected to exist in connection with Proposal No. 2. If your shares are held in an account at a bank or brokerage firm, that bank or brokerage firm may vote your shares of common stock on Proposal No. 2 regarding ratification of our independent auditors, but will not be permitted to vote your shares of common stock with respect to Proposal Nos. 1 and 3, unless you provide instructions as to how your shares should be voted. If an executed proxy card is returned by a bank or broker holding shares which indicates that the bank or broker has not received voting instructions and does not have discretionary authority to vote on the proposals, the shares will not be considered to have been voted in favor of the proposals.  Your bank or broker will vote your shares on Proposal Nos. 1 and 3 only if you provide instructions on how to vote by following the instructions they provide to you.  Accordingly, we encourage you to vote promptly, even if you plan to attend the annual meeting. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.

Voting Instructions

If you complete and submit your proxy card or voting instructions, the persons named as proxies will follow your voting instructions. If no choice is indicated on a signed and dated proxy card, the shares will be voted as the board of directors recommends on each proposal as follows: "FOR" the election of each of the nominees named herein; "FOR" the ratification of the appointment of our independent auditors; and, "FOR" the approval of the compensation of our named executive officers. Many banks and brokerage firms have a process for their beneficial owners to provide instructions via telephone or the Internet. The voting instruction form that you receive from your bank or broker will contain instructions for voting.

Depending on how you hold your shares, you may vote in one of the following ways:

Stockholders of Record: You may vote by either marking, signing and returning the enclosed proxy card or using telephone or Internet voting. You may also vote virtually at the annual meeting.

Beneficial Stockholders: Your bank, broker or other holder of record will provide you with a voting instruction form for you to use to instruct them on how to vote your shares. Check the instructions provided by your bank, broker or other holder of record to see which voting options are available to you. However, since you are not the stockholder of record, you may not vote your shares virtually at the annual meeting unless you request and obtain a valid, "legal" proxy from your bank, broker or other agent.

Votes submitted by telephone or via the Internet must be received by 11:59 p.m. Eastern Time on May 31, 2022.  Submitting your proxy by mail or telephone or via the Internet will not affect your right to vote virtually at the meeting should you decide to attend.

If you are a stockholder of record, you may revoke your proxy and change your vote at any time before the polls close by returning a later-dated proxy card, by voting again by Internet or telephone as more fully detailed in your proxy card or by delivering written instructions to the Corporate Secretary before the annual meeting. Attendance at the annual meeting will not in and of itself cause your previously voted proxy to be revoked unless you specifically so request or vote again at the annual meeting. If your shares are held in an account at a bank, brokerage firm or other agent, you may change your vote by submitting new voting instructions to your bank, brokerage firm or other agent, or, if you have obtained a "legal" proxy from your bank, brokerage firm or other agent giving you the right to vote your shares, by attending the annual meeting and voting virtually.

Solicitation of Proxies

We will bear the cost of soliciting proxies. In addition to soliciting stockholders by mail, we will request banks, brokers and other intermediaries holding shares of our common stock beneficially owned by others to obtain proxies from the beneficial owners and will reimburse them for their reasonable, out-of-pocket costs for forwarding proxy and solicitation material to the beneficial owners of common stock. We may use the services of our officers, directors and employees to solicit proxies, personally or by telephone, without additional compensation.

Voting Results

We will announce preliminary voting results at the annual meeting. We will report final results in a Form 8-K report filed with the SEC.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Prior to our 2019 annual meeting of stockholders held on June 11, 2019, our certificate of incorporation and bylaws provided for a classified board of directors consisting of three classes with staggered terms, with each class elected for a term of three years to succeed those directors whose terms expire at the annual meeting date. At our 2019 annual meeting of stockholders, our stockholders approved an amendment to our certificate of incorporation to phase out our classified board commencing with the 2020 annual meeting of stockholders, which was filed with the Secretary of State of Delaware on June 11, 2019. Our board of directors also amended our bylaws to make corresponding modifications.

In accordance with our certificate of incorporation and bylaws, as amended, each director elected prior to the annual meeting of stockholders held in 2020 holds office until the annual meeting to be held in the third year following the year of his or her respective election and until his or her successor is duly elected and qualified, unless he or she dies, resigns, retires or is removed from office prior to such time. Each director elected at each annual meeting of stockholders commencing with the 2020 annual meeting of stockholders will hold office for a term of one year, expiring at the next annual meeting of stockholders and until his or her respective successor is duly elected and qualified, unless he or she dies, resigns, retires or is removed from office prior to such time. The phase out of our classified board will be complete upon the date of our 2022 annual meeting of stockholders.

The following eight individuals, each of whom is currently a director and whose term expires at the 2022 annual meeting of stockholders, are nominated for election at the 2022 annual meeting of stockholders for one-year terms that will expire at the 2023 annual meeting of stockholders, and until their respective successors are duly elected and qualified, or their earlier death, resignation or removal. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as we may designate. The proxies cannot vote for more than eight persons.

The eight nominees for director receiving the highest number of votes of shares of common stock will be elected. A "Withhold" vote will have no effect on the outcome of the vote. Broker non-votes will have no effect on the outcome of the vote.

We believe that each of our directors has demonstrated business acumen, ethical integrity and an ability to exercise sound judgment as well as a commitment of service to us and our board of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF R. LYNN ATCHISON, JEFFREY T. DIEHL, MATTHEW P. FLAKE, STEPHEN C. HOOLEY, JAMES R. OFFERDAHL, R. H. SEALE, III, MARGARET L. TAYLOR AND LYNN ANTIPAS TYSON AS DIRECTORS. PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

The names of the nominees to be elected at this meeting and certain information about them as of April 22, 2022 is set forth below. Also set forth below are the specific experience, qualifications, attributes or skills that led our nominating and corporate governance committee to conclude that each person should serve as a director.

Name	Position	Age	Director Since
R. Lynn Atchison	Director	62	2017
Jeffrey T. Diehl	Director	52	2007
Matthew P. Flake	President, Chief Executive Officer and Director	50	2013
Stephen C. Hooley	Director	59	2020
James R. Offerdahl	Director	65	2010
R. H. Seale, III	Executive Chair	59	2005
Margaret L. Taylor	Director	70	2020
Lynn Antipas Tyson	Director	59	2021

Board Diversity

As of April 22, 2022, our board of directors self-identified as 37.5% female and 12.5% non-white.

Directors Nominated for Election at the 2022 Annual Meeting of Stockholders

R. Lynn Atchison has been a member of our board of directors since March 2017. Ms. Atchison serves as a director of Absolute Software Corporation (Nasdaq: ABST), a provider of endpoint resilience solutions, Bumble, Inc. (Nasdaq: BMBL), an online dating application, and various private companies. Ms. Atchison served as Chief Financial Officer of Spredfast, Inc., or Spredfast, a social marketing software provider, from February 2017 until September 2018 when it was acquired by Lithium Technologies, LLC. Prior to her time at Spredfast, Ms. Atchison served as the Chief Financial Officer of HomeAway, Inc., a provider of online vacation rental services, from August 2006 until March 2016 shortly after it was acquired by Expedia, Inc. From February 2004 to August 2006, Ms. Atchison was Chief Financial Officer of Infoglide Software Corporation, an enterprise software provider. Prior to 2004, Ms. Atchison held various consulting, financial leadership and CFO roles, including CFO of Hoover's, Inc., a provider of online business information and was an accountant with Ernst & Young for eight years earlier in her career. Ms. Atchison holds a B.B.A. in Accounting from Stephen F. Austin State University and is National Association of Corporate Directors (NACD) Directorship Certified™. Ms. Atchison's extensive experience managing technology and software companies and her financial expertise make her a valuable member of our board of directors and audit and risk and compliance committees.

Jeffrey T. Diehl has been a member of our board of directors since July 2007. Mr. Diehl is the Managing Partner of Adams Street Partners, LLC, a global private equity firm, which he joined as a partner in November 2000. Mr. Diehl serves as a director of Paylocity Holding Corporation (Nasdaq: PCTY), a provider of payroll and human capital management software services, and various private companies. From 1997 until 2000, Mr. Diehl served as a Principal for the Parthenon Group, a strategy consulting and principal investing firm. Mr. Diehl holds an M.B.A. from Harvard Business School and a B.S. in Finance from Cornell University. Mr. Diehl's extensive experience as an investor in, and board member of, a variety of venture and growth-oriented companies in the software, IT-enabled business services and consumer Internet/media sectors brings valuable insight to our board of directors and compensation committee.

Matthew P. Flake has served as the Chief Executive Officer of Q2 Software, Inc., our sole operating subsidiary, since December 2011, as our Chief Executive Officer and a member of our board of directors since October 2013, and as our President since March 2019. Mr. Flake also served as our President from March 2008 until August 2016. From June 2005 until March 2008, Mr. Flake served as our Vice President of Sales. Mr. Flake previously served as a Regional Sales Director at S1 Corporation, a provider of Internet-based financial services solutions from 2002 until May 2005. Prior to that, Mr. Flake was a Regional Sales Manager for Q-Up Systems, Inc., a provider of interactive web-based solutions for community banks and credit unions from August 1999 until 2002. Mr. Flake holds a B.A. in Business from Baylor University. Mr. Flake's extensive experience in the community banking industry and his perspective as our head of sales for multiple years and current Chief Executive Officer make him a valuable member of our board of directors.

Stephen C. Hooley has been a member of our board of directors since August 2020. Mr. Hooley currently serves as a director of Stericycle, Inc. (Nasdaq: SRCL), a provider of solutions for regulated medical waste management, secure information destruction, compliance, customer contact, and brand protection, and of Brighthouse Financial, Inc. (Nasdaq: BHF), a provider of annuities and life insurance. Mr. Hooley is the former board chairman and chief executive officer and president of DST Systems, Inc., a service-as-a-solution technology company. Prior to this, he served as chairman of a joint venture between DST Systems and State Street Corporation. Previously, Mr. Hooley served in several executive leadership roles at State Street Corporation. He began his career as an engineer with Texas Instruments. Mr. Hooley recently served on the board of directors for Legg Mason until its recent acquisition by Franklin Templeton and also previously served as director of DST Systems and Boston Financial Data Services. Mr. Hooley has a mechanical engineering degree from Worcester Polytechnic Institute. Mr. Hooley's extensive experience leading technology and financial services companies and his experience with other boards of directors makes him a valuable member of our board of directors and compensation and nominating and corporate governance committees.

James R. Offerdahl has been a member of our board of directors since December 2010. Mr. Offerdahl currently serves on the board of directors of CS Disco, Inc. (NYSE: LAW), a provider of ediscovery solutions and M-Files Inc., a privately held provider of intelligent information management and content services. Mr. Offerdahl also currently serves as an advisory board member of Cognitive Scale Inc., a privately held provider of augmented intelligence software. Mr. Offerdahl served as Chief Financial Officer of Bazaarvoice, Inc., a provider of online rating and review solutions to brands and retailers worldwide from January 2013 until it was acquired by Marlin Equity Partners in February 2018. Mr. Offerdahl served as the Chief Financial Officer and Vice President of Administration of Convio, Inc., a provider of on-demand constituent engagement solutions, from

February 2005 until it was acquired by Blackbaud, Inc. in May 2012. From August 2001 to April 2004, Mr. Offerdahl was President and Chief Executive Officer of Traq-Wireless, Inc., a provider of on-demand mobile resource management software and services. From 1998 to 2001, Mr. Offerdahl served as Chief Operating Officer and Chief Financial Officer of Pervasive Software, Inc., a developer and marketer of data management solutions, and as Chief Financial Officer from 1996 to 1998. From 1993 to 1996, Mr. Offerdahl was the Chief Financial Officer and Vice President of Administration of Tivoli Systems, Inc., a developer and marketer of systems management software, which was acquired by IBM in March 1996. Mr. Offerdahl holds an M.B.A. in Management and Finance from the University of Texas at Austin and a B.S. in Accounting from Illinois State University. Mr. Offerdahl's extensive experience managing technology and software companies and his financial expertise make him a valuable member of our board of directors and audit and risk and compliance committees.

R. H. Seale, III is our founder and Executive Chair of our board of directors and has overseen our growth from inception. Mr. Seale served as our Chief Executive Officer from March 2005 until October 2013, and as our President from March 2005 until March 2008. Mr. Seale previously founded Q-Up Systems, Inc. in 1997, serving as Chairman and Chief Executive Officer until its sale in April 2000 to S1 Corporation. Mr. Seale served as Chief Executive Officer of S1 Corporation's Community and Regional Solutions Group from April 2000 until August 2001. In February 1991, Mr. Seale co-founded Regency Voice Systems, a provider of voice banking solutions to community banks, which was acquired by Transaction System Architects in May 1997. Mr. Seale currently serves on the board of directors of CBANC Network, Inc., Alegion, Inc. and Guidefitter, Inc., all privately held companies, and is President of Seale, Inc., the general partner of R.H.S. Investments-I, L.P. Mr. Seale holds a B.S. in Agricultural Economics from Texas Tech University. Mr. Seale's perspective as our founder, former Chief Executive Officer, and a successful entrepreneur in the community banking and credit union industries make him a valuable member of our board of directors and risk and compliance committee.

Margaret L. Taylor has been a member of our board of directors since June 2020. Ms. Taylor currently serves as a director of Rimini Street, Inc. (Nasdaq: RMNI), a provider of enterprise software products and services. Since January 2005, Ms. Taylor has served as a private investor/advisor. Previously, Ms. Taylor served as President of PeopleSoft Investments, Inc., an investment management and advisory services company and subsidiary of PeopleSoft, Inc., an enterprise software company (acquired by Oracle Corporation), from January 2000 until her retirement in January 2005, and as Senior Vice President of Corporate Operations of PeopleSoft, Inc. from January 1989 to December 1999. From January 2000 to December 2003, Ms. Taylor served as President of Nevada Pacific Development Corp., a consulting services firm. From December 1999 to December 2000, Ms. Taylor served as Chief Executive Officer of Venture Builders, LLC, a consulting company for start-up businesses. From May 1986 to October 1988, Ms. Taylor served as a Vice President of Trust and Investment Management at Hibernia Bank, a financial institution. From January 1983 to October 1985, Ms. Taylor served as Vice President of Organization, Planning, and Development at Bank of California, a financial institution. Ms. Taylor has also served on the Board of Directors of numerous publicly traded corporations, including Fair Isaac Corporation, a decision analytics company, from December 1999 to February 2012. In addition, Ms. Taylor has served and continues to serve as a member of the Board of Directors of various private companies. Ms. Taylor holds a B.A. in Communications and Psychology from Lone Mountain College of California. Ms. Taylor has also completed the Corporate Governance Program at Stanford Business School and the Compensation Committees Program at Harvard Business School. Ms. Taylor's extensive experience leading technology and financial services companies and her experience with other boards of directors makes her a valuable member of our board of directors and compensation and nominating and corporate governance committees.

Lynn Antipas Tyson has been a member of our board of directors since April 2021. Ms. Tyson has served as the Executive Director of Investor Relations for Ford Motor Company, a car manufacturer, since October 2017 and is also a member of Ford's Enterprise Leadership Team. From July 2015 until June 2017, Lynn was Vice President, Investor Relations, at Atento S.A., a provider of client relationship and business process outsourcing services. Prior to that, from November 2013 until April 2015, Lynn served as Vice President, Investor Relations and Global Corporate Communications, for helicopter-services company CHC Helicopter, and as Senior Vice President, Investor Relations, at AECOM, an infrastructure consulting firm, from June 2012 to November 2013. Lynn twice served as a corporate finance leader at PepsiCo, a food and beverage company, where she started her career in 1985. She also led Investor Relations for Yum! Brands when it was spun off from PepsiCo in 1997. Lynn spent ten years at Dell, Inc., a computer and network infrastructure and services provider, including as Senior Vice President, Investor Relations and Global Corporate Communications and served on Dell's Global Executive Management Committee. Lynn holds a B.S. in Psychology from The City University of New York – City College of New York and an M.B.A. from New York University. Ms. Tyson's extensive experience in corporate finance, strategy, investor relations and strategic communications, including financial disclosures, for companies in a broad range of industries, makes her a valuable member of our board and audit and nominating and corporate governance committees.

ENVIRONMENTAL AND SOCIAL RESPONSIBILITY

People are at the center of everything we do. As a result, our mission is foundational to building stronger and more diverse communities by strengthening their financial institutions. At Q2, it is important that we are a caring employer, governed by our business ethics, which positively impact our communities and build a better world while mitigating harm on the environment. As a global company, we embrace the diversity of our employees, partners, customers, internal and external stakeholders, and the communities we collectively serve. We believe that the consideration of diverse perspectives, inclusive of those from individuals with diverse backgrounds, experiences and talents is critical to our success. We have built diversity, equity and inclusion into our culture with a focus on creating workplace environments and practices that mitigate bias and allow our employees to be their best. We make investments, volunteer time and provide expertise to a variety of charitable organizations that our teams support in the communities where they live. To learn more about our environmental, social and governance responsibility efforts, please view our Environmental, Social and Governance report on the investor relations section of our website at http://investors.q2.com. The information contained, or available through, our website is not incorporated by reference in this Proxy Statement.

CORPORATE GOVERNANCE

Director Independence

Our board of directors has determined that each of Ms. Atchison, Ms. Taylor and Ms. Tyson and Messrs. Diehl, Hooley and Offerdahl is an "independent director" for purposes of the New York Stock Exchange, or NYSE, listing standards and Rule 10A-3(b)(1) under the Exchange Act of 1934, as amended, or the Exchange Act, as the term relates to membership on the board of directors. In addition, our board of directors previously determined that Mr. Doyle, who resigned as a director on April 26, 2021, was an "independent director" during the time in 2021 when he served as a member of our board of directors.

For a director to be considered independent, our board of directors must determine that the director does not have any direct or indirect material relationships (including vendor, supplier, consulting, legal, banking, accounting, charitable and family relationships) with us, other than as a director and a stockholder. NYSE listing standards set forth certain circumstances in which a director may not be deemed independent, including certain relationships that exist at the time of the determination or during the prior three years. Under these NYSE listing standards, Messrs. Flake and Seale could not be independent because they are Q2 employees.

With respect to our non-employee directors, our board of directors considered relevant facts and circumstances in making its determinations of independence, including the following:

•none of our non-employee directors receives any direct compensation from us other than under the director compensation plan;

•no immediate family member (within the meaning of the NYSE listing standards) of any non-employee director is an employee or otherwise receives direct compensation from us;

•no non-employee director is an employee of our independent registered public accounting firm and no non-employee director (or any of their respective immediate family members) is a current partner of our independent registered public accounting firm, or was within the last three years, a partner or employee of our independent registered public accounting firm and personally worked on our audit;

•no non-employee director is a member, partner or principal of any law firm, accounting firm or investment banking firm that receives any consulting, advisory or other fees from us;

•none of our executive officers is on the compensation committee of the board of directors of a company that employs any of our non-employee directors (or any of their respective immediate family members) as an executive officer;

•no non-employee director (or any of their respective immediate family members) is indebted to us and we are not indebted to any non-employee director (or any of their respective immediate family members);

•no non-employee director serves as an executive officer of a charitable or other tax-exempt organization that received contributions from us; and

•the transactions described below under "Certain Relationships and Related Transactions."

Board of Directors Leadership Structure

The board of directors has adopted corporate governance guidelines to promote the functioning of the board and its committees. These guidelines address board composition, board functions and responsibilities, qualifications, leadership structure, committees and meetings.

Our Corporate Governance Guidelines do not contain a policy mandating the separation of the offices of the Chair of the Board and the Chief Executive Officer, and the board is given the flexibility to select its Chair and our Chief Executive Officer in the manner that it believes is in the best interests of our stockholders. Accordingly, the Chair and the Chief Executive Officer may be filled by one individual or two. The board has chosen to separate the positions of Chair of the Board and Chief Executive Officer. We believe this structure is optimal for us because it avoids any duplication of effort between the Chair and the Chief Executive Officer and permits our Chief Executive Officer to focus his efforts on the day-to-day management of Q2. This separation provides strong leadership for the board and Q2 through the Chair, while also positioning our Chief Executive Officer as our leader in the eyes of our employees and other stakeholders. Our board of directors has also designated a Lead Independent Director as described below. The board may reconsider the best board leadership structure for us from time to time.

Risk Management

Our risk management function is overseen by our board of directors. Through our management reports and company policies, such as our Corporate Governance Guidelines, our Code of Business Conduct and Ethics and our audit, risk and compliance and compensation committees' review of financial and other risks, we keep our board of directors apprised of material risks and provide our directors access to all information necessary for them to understand and evaluate how these risks interrelate, how they affect us and how our management addresses those risks. Mr. Flake, as our Chief Executive Officer, works with our independent directors and with management when material risks are identified by the board of directors or management to address such risk. If the identified risk poses an actual or potential conflict with management, our independent directors would conduct an assessment by themselves.

Executive Sessions and Lead Independent Director

Non-management directors generally meet in executive session each time the board of directors holds a regularly scheduled meeting. The board's policy is to hold executive sessions without the presence of management as a part of all regular board meetings, and, in any event, at least twice during each calendar year. Q2's Corporate Governance Guidelines provide that a non-management independent director shall be chosen to preside at each executive session.

The board of directors has elected a non-management director to serve in a lead capacity to coordinate the activities of the other non-management directors, and to perform any other duties and responsibilities that the board of directors may determine. Mr. Diehl served as our Lead Independent Director throughout fiscal 2021.

The role of the Lead Independent Director includes:

•presiding at non-management executive sessions, with the authority to call meetings of the independent directors;

•presiding at executive sessions;

•functioning as principal liaison on board-wide issues between the independent directors and the Chair; and

•if requested by stockholders, ensuring that he/she is available, when appropriate, for consultation and direct communication.

Meetings of the Board of Directors and Committees

The board of directors held 11 meetings during the fiscal year ended December 31, 2021. The board of directors has four standing committees:  a compensation committee, an audit committee, a risk and compliance committee and a nominating and corporate governance committee. During the last fiscal year, each of our directors attended at least 75% of the aggregate of the (i) total number of meetings of the board and (ii) the total number of meetings of the committees of the board on which such director served during that period.

The following table sets forth the standing committees of the board of directors and the members of each committee as of the date that this Proxy Statement was first made available to our stockholders:

Name	Compensation	Audit	Risk and Compliance	Nominating and Corporate Governance
R. Lynn Atchison		✓	Chair
Jeffrey T. Diehl	Chair
Stephen C. Hooley	✓			✓
James R. Offerdahl		Chair	✓
R. H. Seale, III			✓
Margaret L. Taylor	✓			Chair
Lynn Antipas Tyson		✓		✓

Compensation Committee

The members of the compensation committee are Ms. Taylor and Messrs. Diehl and Hooley, each of whom is a non-employee member of our board of directors. Mr. Diehl serves as the chair of the compensation committee. Our board of directors has determined that each member of our compensation committee is independent under the applicable NYSE listing standards and SEC rules and regulations, is a non-employee director, as defined by Rule 16b-3 promulgated under the Exchange Act, and is an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code.

The functions of the compensation committee include:

•reviewing and approving corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers;

•reviewing and approving the salaries, bonuses, incentive compensation, equity awards, benefits and perquisites of our Chief Executive Officer and other executive officers;

•recommending the establishment and terms of our incentive compensation plans and equity compensation plans, and administering such plans;

•recommending compensation programs for the non-executive-officer members of our board of directors;

•preparing disclosures regarding executive compensation and any related reports required by the rules of the SEC;

•making and approving grants of equity awards to all executive officers, directors and all other eligible individuals; and

•reviewing and evaluating, at least annually, its own performance and the adequacy of its charter.

The compensation committee and board of directors believes that attracting, retaining and motivating our employees, and particularly our senior management team and key operating personnel, are essential to our performance and enhancing stockholder value. The compensation committee will continue to administer and develop our compensation programs in a manner designed to achieve these objectives.

The compensation committee reviews and recommends policies relating to compensation and benefits of our executive officers and employees. The compensation committee reviews and approves corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and recommends the compensation of these officers based on such evaluations. The compensation committee also administers the issuance of stock options and other awards under our equity compensation plans. In fulfilling its responsibilities, the compensation committee may delegate any or all of its responsibilities to one or more subcommittees composed of one or more members of the compensation committee.

In September 2019, the compensation committee selected Mercer LLC, or Mercer, to provide independent compensation consulting support. Mercer has provided market information on compensation trends and practices based on competitive data of a peer group of companies. Mercer is also available to perform special projects at the compensation committee's request. Mercer provides analyses and recommendations that inform the compensation committee's decisions, but neither decided nor approved any compensation actions. As needed, the compensation committee also consults with Mercer on other compensation-related matters, which for fiscal year 2021 included a review of company-wide equity incentive plan grant practices and guidelines, institutional investor compensation policies and preferences and non-executive-officer director compensation. For additional information regarding compensation consulting services provided by Mercer to the compensation committee, see "Compensation Discussion and Analysis - Executive Compensation-Setting Process" elsewhere in this Proxy Statement.

The compensation committee held four meetings during the fiscal year ended December 31, 2021.

Audit Committee

The members of the audit committee are Ms. Atchison, Mr. Offerdahl and Ms. Tyson, each of whom is a non-employee member of our board of directors. Mr. Offerdahl serves as the chair of the audit committee. Our board of directors determined that each of Ms. Atchison, Mr. Offerdahl and Ms. Tyson is independent under the applicable NYSE listing standards and SEC rules and regulations. Our board of directors also determined that each of Ms. Atchison, Mr. Offerdahl and Ms. Tyson meets the requirements for financial literacy and sophistication under the applicable NYSE listing standards and SEC rules and regulations, and each qualifies as an "audit committee financial expert," under the applicable NYSE listing standards and SEC rules and regulations.

The functions of the audit committee include:

•appointing, compensating, retaining and overseeing our independent auditors;

•approving the audit and non-audit services to be performed by our independent auditors;

•reviewing, with our independent auditors, all critical accounting policies and procedures;

•reviewing and discussing with management and the independent auditors our annual audited financial statements and any certification, report, opinion or review rendered by the independent auditors;

•reviewing with management and the independent auditors the adequacy and effectiveness of our internal control structure and procedures for financial reports;

•reviewing and investigating conduct alleged to be in violation of our code of conduct and establishing procedures for our receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•preparing the Report of the Audit Committee required in our annual proxy statement;

•reviewing the appointment, organization, budget, staffing and charter of the internal audit function, and the annual internal audit plan, progress against the internal audit plan and reviewing with management any reports of the internal audit function; and

•reviewing and evaluating, at least annually, its own performance and the adequacy of its charter.

 The audit committee held nine meetings during the fiscal year ended December 31, 2021. Additional information regarding the audit committee is set forth in the Report of the Audit Committee immediately following Proposal No. 2.

Risk and Compliance Committee

The members of the risk and compliance committee are Ms. Atchison and Messrs. Offerdahl and Seale. Ms. Atchison serves as the chair of the risk and compliance committee.

The functions of the risk and compliance committee include:

•monitoring and oversight of response to, and compliance with, regulatory requirements, requests and orders;

•reviewing and reporting to the board of directors on all state and federal regulatory examinations, related reports and responses to those reports;

•approving the designation of key compliance officers;

•overseeing the adequacy, efficacy, and implementation of our compliance audit plan;

•approving and overseeing our major information systems projects that establish and prioritize information systems standards and overall performance;

•reviewing the adequacy and allocation of our information systems resources in terms of funding, personnel, equipment and service levels;

•reviewing, discussing with management and overseeing the implementation, monitoring and testing of our information systems security program, as well as risk mitigation strategies, business continuity and disaster recovery plans and controls and procedures with respect to information systems security;

•informing the board of directors of key risks identified by management and key risk management objectives and strategies;

•reviewing and evaluating, at least annually, its own performance and the adequacy of its charter; and

•approving compliance, information technology and risk policies and programs submitted by management.

 The risk and compliance committee held four meetings during the fiscal year ended December 31, 2021.

Nominating and Corporate Governance Committee

The members of the nominating and corporate governance committee are Mr. Hooley, Ms. Taylor and Ms. Tyson.  Ms. Taylor serves as the chair of the nominating and corporate governance committee. Our board of directors determined that each of Mr. Hooley, Ms. Taylor and Ms. Tyson is independent under the applicable NYSE listing standards and SEC rules and regulations.

The functions of the nominating and corporate governance committee include:

•assisting our board of directors in identifying qualified director nominees and recommending nominees for each annual meeting of stockholders;

•developing, recommending and reviewing corporate governance principles applicable to us;

•consulting with our audit committee regarding, and periodically reviewing, our Code of Business Conduct and Ethics;

•overseeing the evaluation of the board of directors of its performance and the performance of each of its committees and company management;

•reviewing and evaluating, at least annually, its own performance and the adequacy of its charter; and

•reviewing with management strategic issues and corporate actions related to environmental, social and governance issues.

The nominating and corporate governance committee held three meetings during the fiscal year ended December 31, 2021.

Director Nominations

Our nominating and corporate governance committee is responsible for, among other things, assisting our board of directors in identifying qualified director nominees and recommending nominees for each annual meeting of stockholders. In addition, our nominating and corporate governance committee has the authority to consider candidates for the board of directors recommended by stockholders and to determine the procedures with respect to such stockholder recommendations. The nominating and corporate governance committee's goal is to assemble a board that brings to our company a diversity of experience in areas that are relevant to our business and that complies with the NYSE listing standards and applicable SEC rules and regulations. While we do not have a formal diversity policy for board membership, the nominating and corporate governance committee generally considers the diversity of nominees in terms of knowledge, experience, background, skills, expertise, gender, race, ethnicity, age, cultural background and other factors. When considering nominees for election as directors, the nominating and corporate governance committee reviews the needs of the board for various skills, background, experience and expected contributions and the qualification standards established from time to time by the nominating and corporate governance committee. The nominating and corporate governance committee believes that directors must also have an inquisitive and objective outlook and mature judgment. Director candidates must have sufficient time available in the judgment of the nominating and corporate governance committee to perform all board and committee responsibilities. There are no differences in the manner in which our nominating and corporate governance committee evaluates candidates for the board of directors recommended by stockholders. Members of the board of directors are expected to rigorously prepare for, attend and participate in all meetings of the board and applicable committee meetings.

Other than the foregoing and the applicable rules regarding director qualification, there are no stated minimum criteria for director nominees. Under the NYSE listing standards, at least a majority of the members of the board must meet the definition of "independence" and at least one director must have accounting or related financial management expertise, as determined by the board of directors in its business judgment. The nominating and corporate governance committee also believes it appropriate for our Chief Executive Officer to participate as a member of the board of directors.

The nominating and corporate governance committee will evaluate annually the current members of the board who are willing to continue in service against the criteria set forth above in determining whether to recommend these directors for election. The nominating and corporate governance committee will assess regularly the optimum size of the board and its committees and the needs of the board for various skills, background and business experience in determining if the board requires additional candidates for nomination.

Candidates for director nominations come to our attention from time to time through incumbent directors, management, stockholders or third parties. These candidates may be considered at meetings of the nominating and corporate governance committee at any point during the year. Such candidates are to be evaluated against the criteria set forth above. If the nominating and corporate governance committee believes at any time that it is desirable that the board consider additional candidates for nomination, the nominating and corporate governance committee may poll directors and management for suggestions or conduct research to identify possible candidates and may engage, if the nominating and corporate governance committee believes it is appropriate, a third-party search firm to assist in identifying qualified candidates.

Our Bylaws permit stockholders to nominate directors for consideration at an annual meeting. The nominating and corporate governance committee will consider director candidates validly recommended by stockholders. For more information regarding the requirements for stockholders to validly submit a nomination for director, see "Stockholder Proposals or Nominations to Be Presented at Next Annual Meeting" elsewhere in this Proxy Statement.

Compensation of Directors

On February 19, 2014, we adopted a director compensation policy which was most recently amended on December 9, 2020. For the year ended December 31, 2021, the director compensation policy provides that each non-executive-officer director receives an annual cash fee of $30,000 and an annual equity award of $209,000 in restricted stock units, or RSUs. The number of RSUs is determined by dividing $209,000 by the fair market value of our common stock on the date of grant. The RSUs will vest quarterly over 12 months, provided that the director continues to serve as a director through such vesting dates.

Directors receive an additional $8,000 annually for serving on our audit committee, an additional $5,000 annually for serving on our compensation committee, an additional $3,800 annually for serving on our nominating and corporate governance committee and an additional $5,000 annually for serving on our risk and compliance committee. The Chair receives an additional $60,000 annually, the chair of our audit committee receives an additional $15,000 annually, the chair of our compensation committee receives an additional $10,000 annually, the chair of our nominating and corporate governance committee receives an additional $5,000 annually, the chair of our risk and compliance committee receives an additional $10,000 annually and our Lead Independent Director receives an additional $20,000 annually. The Chair and our Lead Independent Director can elect to receive their annual fees as Chair or Lead Independent Director, as applicable, in RSUs, in lieu of cash, with the number of RSUs they would be entitled to receive determined by dividing the applicable stated dollar amount by the fair market value of our common stock on the date of grant. Such RSUs vest quarterly over 12 months, in each case provided that the director continues to serve as a director through such vesting dates. Non-executive-officer members of our board of directors are reimbursed for travel and other out-of-pocket expenses in connection with attending meetings.

2021 Director Compensation Table

The following table sets forth information concerning the compensation earned during the last fiscal year by each director who received such compensation. Our Chief Executive Officer did not receive additional compensation for his service as a director and, consequently, is not included in the table. The compensation received by our Chief Executive Officer as an employee is presented in the "Summary Compensation Table" elsewhere in this Proxy Statement:

Name(16)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(9)		Total ($)
R. H. Seale, III(1)	$35,000	$269,034	(10)	$304,034
R. Lynn Atchison(2)	53,000	208,984	(11)	261,984
Jeffrey T. Diehl(3)	65,000	208,984	(11)	273,984
Charles T. Doyle(4)	13,284	—		13,284
Stephen C. Hooley(5)	38,800	208,984	(11)	247,784
James R. Offerdahl(6)	58,000	208,984	(11)	266,984
Margaret L. Taylor(7)	43,800	208,984	(11)	252,784
Lynn A. Tyson (8)	28,287	228,835	(12)	257,122

(1)As of December 31, 2021, Mr. Seale had 8,341 shares underlying option awards outstanding, and 1,409 shares underlying unvested restricted stock units. Fees earned or paid in cash consist of a $30,000 annual fee for service on our board of directors, and $5,000 in annual fees for service on our risk and compliance committee. For 2021, Mr. Seale elected to receive his $60,000 annual fee for service as Chair of the board of directors in RSUs in lieu of cash.
(2)As of December 31, 2021, Ms. Atchison had 1,095 shares underlying unvested restricted stock units. Fees earned or paid in cash consist of a $30,000 annual fee for service on our board of directors, $8,000 in annual fees for service on our audit committee, $5,000 in annual fees for service on our risk and compliance committee, and $10,000 in annual fees for service as the chair of our risk and compliance committee.
(3)As of December 31, 2021, Mr. Diehl had 7,265 shares underlying option awards outstanding, and 1,095 shares underlying unvested restricted stock units. Fees earned or paid in cash consist of a $30,000 annual fee for service on our board of directors, $5,000 in annual fees for service on our compensation committee, $10,000 in annual fees for service as the chair of our compensation committee and $20,000 in annual fees for service as our lead independent director.
(4)Mr. Doyle resigned from the board of directors and all board committees effective April 26, 2021. Fees earned or paid in cash consist of $9,534 in pro-rated annual fees for service on our board of directors, $2,542 in pro-rated annual fees for service on our audit committee, and $1,208 in pro-rated annual fees for service on our nominating and corporate governance committee.
(5)As of December 31, 2021, Mr. Hooley had 1,095 shares underlying unvested restricted stock units. Fees earned or paid in cash consist of $30,000 in annual fee for service on our board of directors, $3,800 in annual fees for service on our nominating and corporate governance committee and $5,000 in annual fees for service on our compensation committee.
(6)As of December 31, 2021, Mr. Offerdahl had 1,095 shares underlying unvested restricted stock units. Fees earned or paid in cash consist of a $30,000 annual fee for service on our board of directors, $8,000 in annual fees for service on our audit committee, $15,000 in annual fees for service as the chair of our audit committee, and $5,000 in annual fees for service on our risk and compliance committee.
(7)As of December 31, 2021, Ms. Taylor had 1,095 shares underlying unvested restricted stock units. Fees earned or paid in cash consist of $30,000 in annual fee for service on our board of directors, $3,800 in annual fees for service on our nominating and corporate governance committee, $5,000 in annual fees for service on our compensation committee and $5,000 in pro-rated annual fees for service as the chair of our nominating and corporate governance committee.
(8)Ms. Tyson was appointed to the board of directors, the audit committee and the nominating and corporate governance committee on April 26, 2021. As of December 31, 2021, Ms. Tyson had 1,095 shares underlying unvested restricted stock units. Fees earned or paid in cash consist of $20,301 in pro-rated annual fee for service on our board of directors, $2,572 in pro-rated annual fees for service on our nominating and corporate governance committee, and $5,414 in pro-rated annual fees for service on our audit committee.
(9)Amounts represent the aggregate grant date fair value of stock options and RSUs granted during the year computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or FASB ASC Topic 718. Assumptions used in calculating these amounts are described in Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.
(10)Consists of RSUs for 2,818 shares of our common stock which vest in equal quarterly installments over one year beginning September 9, 2021 in respect of his annual director equity award grant and his election to receive equity awards for the 2021-2022 director year in lieu of his annual Chair fee.
(11)Consists of RSUs for 2,189 shares of our common stock which vest in equal quarterly installments over one year beginning September 9, 2021 in respect of each director's annual director equity award grant.
(12)Consists of RSUs for 207 shares of our common stock which Ms. Tyson received upon her appointment as a director in respect of her pro-rated annual director equity award grant for the 2020-2021 director year, which vested in full on June 9, 2021 and RSUs for 2,189 shares of our common stock which vest in equal quarterly installments over one year beginning September 9, 2021 in respect of her annual director equity award grant.
Non-Executive-Officer Director Stock Ownership Guidelines

In April 2020, our board of directors adopted stock ownership guidelines that apply to our executive officers and our non-executive-officer directors. Pursuant to these guidelines, each of our non-executive-officer directors must retain an equity interest in Q2 that is at least three times the base annual cash board retainer. Covered individuals will have five years from the time the stock ownership guideline becomes applicable to meet their respective guideline. Shares counted toward satisfying the guideline include shares owned outright, other shares beneficially owned, and unvested time-based RSUs. Unvested or unearned market stock units, or MSUs, and outstanding stock options will not be counted towards satisfying the ownership requirements.

For purposes of our stock ownership guidelines, the value of the equity interests held by a non-executive-officer director is calculated based on the average closing stock price of one share of our common stock as listed on the NYSE for the 30 calendar days preceding the determination date. Each non-executive-officer director will have five years to accumulate this equity interest from the later of the implementation of the stock ownership guidelines or the date such person became subject to the stock ownership guidelines. As of January 1, 2022, each of our non-executive-officer directors was in compliance with our non-executive-officer director stock ownership guidelines.

Stockholder Engagement

We carefully consider feedback from our stockholders regarding us, our executive compensation program and corporate governance matters. Our stockholders are invited to express their views to members of our board of directors as described below under "Communications with Directors." We also engage in dialogue with our major stockholders throughout the year to solicit their views and opinions about various topics and matters of mutual interest. We believe that our stockholder outreach process continues to strengthen our understanding of our stockholders' concerns and the issues on which they are focused. We therefore expect to continue to engage with our stockholders on a regular basis.

Communications with Directors

Stockholders and other interested parties may communicate with the board of directors in writing by mail addressed as follows:

Board of Directors of Q2 Holdings, Inc.
c/o Corporate Secretary
10355 Pecan Park Boulevard
Austin, Texas 78729

Please indicate on the envelope that the correspondence contains a stockholder communication. All directors have access to this correspondence. Stockholders and other interested persons may communicate with our Lead Independent Director in writing by mail addressed to the above address, Attention: Lead Independent Director. In accordance with instructions from the board, the Corporate Secretary logs and reviews all correspondence and transmits such communications to the full board or individual directors, as appropriate. Certain communications, such as business solicitations, job inquiries, junk mail, patently offensive material or communications that present security concerns may not be transmitted, as determined by the Corporate Secretary.

Director Attendance at Annual Meetings

We attempt to schedule our annual meeting of stockholders at a time and date to accommodate attendance by our board of directors taking into account the directors' schedules. All directors are encouraged to attend our annual meeting of stockholders. The board of directors, however, does not have a policy requiring director attendance at our annual meetings of stockholders. All of our directors attended our 2021 annual meeting of stockholders held on June 8, 2021.

Committee Charters and Code of Business Conduct and Ethics

Our board of directors has adopted a written charter for each of the compensation committee, the audit committee, the risk and compliance committee and the nominating and corporate governance committee. Each charter is available on the investor relations section of our website at http://investors.q2.com.

We have adopted a Code of Business Conduct and Ethics, or the Code, that applies to all of our employees, officers and directors. The Code is available on the investor relations section of our website at http://investors.q2.com. A printed copy of the Code may also be obtained by any stockholder free of charge upon request to the Corporate Secretary, Q2 Holdings, Inc., 10355 Pecan Park Boulevard, Austin, Texas 78729. Any substantive amendment to or waiver of any provision of the Code may be made only by the board of directors, and will be disclosed on our website as well as via any other means then required by NYSE listing standards or applicable law.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines, or the Guidelines, that address the composition of the board, criteria for board membership and other board governance matters. These Guidelines are available on the investor relations section of our website at http://investors.q2.com. A printed copy of the Guidelines may also be obtained by any stockholder free of charge upon request to the Corporate Secretary, Q2 Holdings, Inc., 10355 Pecan Park Boulevard, Austin, Texas 78729.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee are or have been an officer or employee of Q2. During the fiscal year ended December 31, 2021, none of our company's executive officers served on the compensation committee (or its equivalent) or board of directors of another entity any of whose executive officers served on our compensation committee or board of directors.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has selected Ernst & Young LLP, or Ernst & Young, to serve as our independent registered public accounting firm to audit the consolidated financial statements of Q2 Holdings, Inc. for the fiscal year ending December 31, 2022. Ernst & Young has served as our auditor since September 2013. A representative of Ernst & Young is expected to be present virtually at the annual meeting to respond to appropriate questions and make a statement if he or she so desires.

The following table sets forth the aggregate fees billed by Ernst & Young for the fiscal years ended December 31, 2021 and 2020:

	Fiscal 2021	Fiscal 2020
Audit fees(1)	$1,734,500	$1,810,000
Audit-related fees(2)	—	—
Tax fees(3)	21,754	146,425
All other fees(4)	—	—
Total fees	$1,756,254	$1,956,425

(1)Audit fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements and internal control over financial reporting, the review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements, consultations concerning financial reporting in connection with acquisitions and issuances of auditor consents and comfort letters in connection with SEC registration statements and related SEC registered securities offerings.
(2)Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees," including due diligence services related to acquisitions.
(3)Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance and acquisitions.
(4)All other fees consist of fees for products and services other than the services reported above.
Policy on Audit Committee Pre-approval of Audit and Non-Audit Services Performed by Independent Registered Public Accounting Firm

The audit committee has determined that all services performed by Ernst & Young are compatible with maintaining the independence of Ernst & Young. The audit committee's policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Unless the specific service has been pre-approved with respect to that year, the audit committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval process. All services provided by Ernst & Young during the fiscal years ended December 31, 2021 and December 31, 2020 were pre-approved by the audit committee.

Vote Required and Board of Directors Recommendation

The affirmative vote of a majority of the voting power of the shares in attendance at the meeting or represented by proxy and entitled to vote on the matter at the annual meeting is required for approval of this proposal. Abstentions will have the effect of a vote "against" the ratification of Ernst & Young as our independent registered public accountants. Your bank or broker will have discretion to vote any uninstructed shares on this proposal. If the stockholders do not approve the ratification of Ernst & Young as our independent registered public accounting firm, the audit committee will reconsider its selection.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.  PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

REPORT OF THE AUDIT COMMITTEE

The audit committee currently consists of three directors. Ms. Atchison, Mr. Offerdahl and Ms. Tyson are each, in the judgment of the board of directors, an independent director. The audit committee acts pursuant to a written charter that has been adopted by the board of directors. A copy of the charter is available on the investor relations section of our website at https://investors.q2.com/investor-relations/overview/default.aspx.

The audit committee oversees our financial reporting process on behalf of the board of directors. The audit committee is responsible for retaining our independent registered public accounting firm, evaluating its independence, qualifications and performance, and approving in advance the engagement of the independent registered public accounting firm for all audit and non-audit services. The audit committee's specific responsibilities are set forth in its charter. The audit committee reviews its charter at least annually.

Management has the primary responsibility for the financial statements and the financial reporting process, including internal control systems, and procedures designed to ensure compliance with applicable laws and regulations. Our independent registered public accounting firm, Ernst & Young LLP, is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.

The audit committee has reviewed and discussed with management the company's audited financial statements. The audit committee has also discussed with Ernst & Young LLP all matters that the independent registered public accounting firm was required to communicate and discuss with the audit committee, including the applicable requirements of the Public Company Accounting Oversight Board (PCAOB). In addition, the audit committee has met with the independent registered public accounting firm, with and without management present, to discuss the overall scope of the independent registered public accounting firm's audit, the results of its examinations, its evaluations of the company's internal controls and the overall quality of our financial reporting.

The audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm its independence.

Based on the review and discussions referred to above, the audit committee recommended to our board of directors that the company's audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

AUDIT COMMITTEE

James R. Offerdahl, Chair
R. Lynn Atchison
Lynn A. Tyson

The foregoing Report of the Audit Committee shall not be deemed to be incorporated by reference into any filing of Q2 Holdings, Inc. under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, except to the extent that we specifically incorporate such information by reference in such filing and shall not otherwise be deemed "filed" under either the Securities Act or the Exchange Act or considered to be "soliciting material."

EXECUTIVE OFFICERS
    The following table sets forth information regarding our executive officers as of April 22, 2022.

Name	Age	Position
Matthew P. Flake	50	President, Chief Executive Officer and Director
John E. Breeden	49	Chief Operating Officer
David J. Mehok	51	Chief Financial Officer
Michael A. Volanoski	51	Chief Revenue Officer
Jonathan A. Price	38	Executive Vice President, Emerging Businesses, Corporate and Business Development
Kimberly A. Rutledge	53	Executive Vice President, People
Barry G. Benton	59	Senior Vice President, General Counsel

Matthew P. Flake has served as the Chief Executive Officer of Q2 Software, Inc., our sole operating subsidiary, since December 2011, as our Chief Executive Officer and a member of our board of directors since October 2013, and as our President since March 2019. Mr. Flake also served as our President from March 2008 until August 2016. From June 2005 until March 2008, Mr. Flake served as our Vice President of Sales. Mr. Flake previously served as a Regional Sales Director at S1 Corporation, a provider of Internet-based financial services solutions from 2002 until May 2005. Prior to that, Mr. Flake was a Regional Sales Manager for Q-Up Systems, Inc., a provider of interactive web-based solutions for community banks and credit unions from August 1999 until 2002. Mr. Flake holds a B.A. in Business from Baylor University.

David J. Mehok has served as our Chief Financial Officer and Principal Accounting Officer since November 2020. Mr. Mehok served as Chief Financial Officer of Epicor Software Corporation, a provider of enterprise resources planning software, from January 2018 until its purchase by a private equity firm in September 2020. From January 2015 until January 2018, Mr. Mehok served as Chief Financial Officer of CLEAResult Consulting, Inc., a provider of energy efficiency and demand response solutions. From December 1996 until January 2015, Mr. Mehok served in a variety of finance roles with Dell, including as Divisional Chief Financial Officer/Controller, U.S. Preferred Accounts, Dell Canada from April 2014 until January 2015, as Investor Relations Officer from February 2011 until April 2014, and from January 2009 until February 2011 in Dell’s Consumer Business Unit, leading financial planning and analysis, including an interim role as Chief Financial Officer, Dell Consumer. Mr. Mehok holds a B.S. in Accounting from Villanova University and an M.B.A. in Finance from the University of Texas at Austin.

John E. Breeden has served as our Chief Operating Officer since December 2020. Mr. Breeden served as our Executive Vice President, Operations from December 2019 until December 2020. From April 2019 until December 2019, Mr. Breeden served as our Executive Vice President, Emerging Markets. From February 2013 until April 2019, he served as our Executive Vice President of Operations, and from November 2011 until February 2013, he served as our Senior Vice President of Implementations. Prior to joining us, Mr. Breeden was Vice President of Corporate Services for Activant Solutions Inc., a provider of business management solutions, from October 2007 until July 2011. Mr. Breeden also served as Activant Solutions' Vice President of Information Technology from June 2005 until October 2007, and its Director of Corporate Planning from October 2002 until June 2005. From January 2002 until October 2002, Mr. Breeden was an enterprise software and process optimization consultant for The North Highland Company, a consulting firm. From January 2001 until January 2002, Mr. Breeden held the position of Product Manager for Claria Corporation, an advertising software company. Mr. Breeden holds a B.B.A. in Finance from The University of Texas at Austin.

Michael A. Volanoski has served as our Chief Revenue Officer since June 2021. Prior to that, Mr. Volanoski served as General Manager – Enterprise Commercial for Microsoft Corporation, a provider of technology software, services and hardware, since March 2020. From April 2019 to January 2020, Mr. Volanoski served as Chief Revenue Officer – Americas for Market Logic, a provider of enterprise market insight software solutions. Prior to that, he served in a variety of roles of increasing responsibility for SAP America Inc., an enterprise software company, including as Global Chief Operating Officer – Customer Success and Cloud Services from January 2017 to April 2019, as Senior Vice President Sales/General Manager – U.S. Financial Services and Utilities from January 2014 until December 2016, as North America Vice President Sales – Premium Services from December 2011 until January 2014, as Senior Director – North America – Sustainability from February 2010 until December 2011, and as Senior Director U.S. – Financial Services from March 2007 until February 2010. From January 2006 until March 2007, Mr. Volanoski served as Senior Strategic Sales Executive for Experian, an information services company. Mr. Volanoski holds a B.S. in engineering technology and technical management from the University of Delaware.

Jonathan A. Price has served as our Executive Vice President, Emerging Businesses, Corporate and Business Development since September 2020. Mr. Price served as our Senior Vice President, Emerging Businesses, Corporate and Business Development from October 2019 until September 2020. From January 2019 until October 2019, Mr. Price served as our Senior Vice President, Corporate and Business Development. From February 2018 until January 2019, Mr. Price served as our Senior Vice President, Corporate Development. Mr. Price previously served in various roles with BMO Capital Markets, a corporate and investment bank and financial services company, including as Director, Technology and Business Services Investment Banking from November 2015 until February 2018, as Vice President, Technology Investment Banking, from January 2012 until November 2015 and as Associate, Technology Investment Banking, from January 2009 until January 2012. Prior to that, Mr. Price worked with Citi, a corporate and investment bank and financial services company, serving as Associate, Technology, Media and Telecom Investment Banking from July 2008 until December 2008 and as Analyst, Diversified Investment Banking from July 2005 until July 2008. Prior to that, Mr. Price served as Analyst, Industrials Investment Banking with Goldman Sachs Group, Inc., an investment bank, from May 2004 until August 2004. Mr. Price holds an H.B.A. from the Richard Ivey School of Business at the University of Western Ontario.

Kimberly A. Rutledge has served as our Executive Vice President, People since December 2019. From January 2017 until December 2019, Ms. Rutledge served as our Senior Vice President, Human Resources. Prior to joining us, Ms. Rutledge served as Vice President, Human Resources and Talent with SunPower Corporation, a provider of solar power solutions and services, from January 2011 until August 2016. Prior to joining SunPower, Ms. Rutledge was self-employed, serving as Talent Acquisition Practice Lead for Designs on Talent, a talent acquisition and management consulting firm, from August 2010 until January 2011. Beginning July 2006, Ms. Rutledge served as Senior Manager, Talent Acquisition for Dell until October 2008 when she was promoted to Executive Director, Talent Acquisition, Americas for Dell, which role she held until May 2010. Ms. Rutledge holds a B.S. in Restaurant, Hotel and Institutional Management from Texas Tech University.

Barry G. Benton has served as our Senior Vice President, General Counsel since October 2013 and as our General Counsel since January 2011. Mr. Benton also served as our Corporate Secretary from October 2013 until March 2021. Prior to joining us, Mr. Benton was in private practice representing Q2, as well as a number of other large and small business owners and financial institutions in a variety of aspects of their operations, including debt and equity financings, commercial real estate and mergers and acquisitions from January 2009 until October 2010. From September 1995 until January 2009, Mr. Benton was a partner in private practice with various law firms, most recently with Glast, Phillips & Murray, PC from August 2003 until January 2009. Mr. Benton is a past committee member of the Commercial Financial Services Committee of the Business Section of the State Bar of Texas and prior member of the Texas Association of Bank Counsel. Mr. Benton holds a J.D. from St. Mary's University School of Law and a B.A. in Political Science from Texas Tech University.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis of compensation arrangements of our named executive officers should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. The actual amount and form of compensation and the compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.

This Compensation Discussion and Analysis describes the material elements of our executive compensation program during fiscal 2021 and provides an overview of our executive compensation philosophy and objectives underlying this program. It provides perspectives on how and why the compensation committee of our board of directors arrived at the specific compensation decisions for our executive officers, including our named executive officers, for fiscal 2021, including the key factors that the compensation committee of our board of directors considered in determining their compensation.

During fiscal 2021, our Principal Executive Officer, our Principal Financial Officers and our other Named Executive Officers were:

Name	Title
Matthew P. Flake	President and Chief Executive Officer
John E. Breeden	Chief Operating Officer
Michael A. Volanoski (1)	Chief Revenue Officer
David J. Mehok	Chief Financial Officer
Jonathan A. Price	EVP, Emerging Businesses, Corporate & Business Development

(1)Mr. Volanoski was appointed as Chief Revenue Officer effective June 1, 2021.
We refer to the above executive officers collectively in this Compensation Discussion and Analysis and the related compensation tables as our "named executive officers." We refer to the compensation committee of our board of directors in this Compensation Discussion and Analysis and in Compensation of Named Executive Officers and the related compensation tables as the "Committee." The current members of the Committee are Jeffrey T. Diehl (chair), Stephen C. Hooley and Margaret L. Taylor; these individuals served on the Committee for all of fiscal 2021.

Executive Summary

Fiscal 2021 Business Highlights

Coming off of the significant impacts of the COVID-19 pandemic in 2020 and the first half of 2021, fiscal 2021 marked a turning point for Q2, with Q2 re-opening its physical offices, implementing new policies to accommodate increased remote work preferences by employees, and reporting strong results, including the following achievements:

•annual revenue of $498.7 million, representing 24% year-over-year revenue growth;

•8% year-over-year growth in registered users on the Q2 digital banking platform;

•positive adjusted earnings before interest, taxes, depreciation and amortization, or adjusted EBITDA, of $37.9 million, compared to $22.2 million in fiscal 2020, an increase of 71%;(1)
•further aligned the interests of our named executive officers with those of our stockholders by implementing a new market stock unit program design which eliminates the one-year performance period and allows MSU shares to be earned only after an initial two-year performance period and a three-year cumulative performance period;

•established a compensation clawback policy in March 2021 that applies to all incentive-based compensation (cash and equity) granted to executive officers;

•strengthened the Q2 solution portfolio through the acquisition of ClickSWITCH in April 2021;

•published our inaugural ESG report in May 2021;

•recognized by the Austin American Statesman for the eleventh consecutive year as one of Austin's “Top Places to Work”; and,

•recognized as inaugural winner of “Top Place to Work in the USA” by Energage.

(1)Adjusted EBITDA is a non-GAAP financial measure. For information on adjusted EBITDA, as calculated by Q2, please see Part II, Item 7: "Management's Discussion and Analysis of Financial Condition and Results of Operations - Non-GAAP Financial Measures" included in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 16, 2022.
Focus on Pay-for-Performance

Our compensation programs and practices are designed to emphasize our strong pay-for-performance culture and philosophy, communicate our goals and standards of conduct, and reward our executive officers for their achievements. We believe our executive compensation program is reasonable, competitive and appropriately balances the goals of attracting, motivating, rewarding and retaining our executive officers, thereby promoting stability in our leadership and incenting the successful execution of our business strategy.

To promote alignment of our executive officers' interests with those of our stockholders and to motivate and reward individual initiative and effort, a substantial portion of our executive officers' target annual total direct compensation opportunity is "at-risk." The at-risk elements of our executive compensation program reflect our strong pay-for-performance philosophy and are structured to appropriately reward our executive officers for:

•delivering financial, operational and strategic results that meet or exceed pre-established goals through our annual cash bonus plan, and

•successfully executing our long-term business strategy and creating value for our stockholders through the MSUs and RSUs that comprise our long-term incentive compensation program.

As shown in the charts below, a significant portion of pay (94% for the Chief Executive Officer (CEO) and 84% for the other named executive officers, on average) is "at risk," with the final value realized based on our stock price performance and/or achievement of pre-established performance goals that are vital to our success, as well as the executive's continued employment with us:

As reflected in the foregoing graphic, we believe that equity awards (MSUs and RSUs) granted under our long-term incentive program are a key incentive for our executive officers to drive long-term value creation. The Committee regularly evaluates the relationship between the targeted and reported values of the equity awards granted to our executive officers, the amount of compensation potentially realizable (and, ultimately, realized) from such awards in subsequent years and our total stockholder return when assessing the appropriateness of our long-term incentive program.

Stockholder Advisory Vote on Named Executive Officer Compensation and Stockholder Outreach

At our 2021 annual meeting of stockholders, we conducted a non-binding stockholder advisory vote on the compensation of our named executive officers (commonly known as a "Say-on-Pay" vote). Our stockholders approved the Say-on-Pay proposal with approximately 95.2 % of the votes cast in favor of the proposal. We believe this result demonstrates our stockholders are strongly supportive of our executive compensation program.

We regularly engage with our top stockholders, in order to solicit feedback on our performance, compensation programs and environmental, social and corporate governance considerations. Through this ongoing process, the Committee gathers important external perspectives and viewpoints. As the Committee has reviewed our executive compensation policies and practices since the 2021 Say-on-Pay vote, it has been mindful of our stockholders' feedback and the level of support our stockholders have expressed for our approach to executive compensation. Following its holistic review - including our stockholders' feedback, market practices, our strong pay-for-performance philosophy, and our historical executive compensation programs - the Committee decided to retain our general approach to executive compensation, including the decision to maintain a program that places a significant majority of our executives' pay at-risk and to grant equity awards with performance-based vesting conditions and underlying value tied to our stock price performance.

We value the opinions of our stockholders and will continue to consider their prior and future feedback, as well as the outcome of future Say-on-Pay votes, when making compensation decisions for our executive officers.

Executive Compensation Policies and Practices

We endeavor to maintain sound executive compensation policies and practices, including compensation-related corporate governance standards, consistent with our executive compensation philosophy. The following summarizes the key elements of our compensation program that we believe serve our stockholders' long-term interests:

What We Do	What We Don't Do
✓ Majority of Compensation "At-Risk" and based on corporate and stock price performance to align the interests of our executive officers and stockholders
✓ Emphasize Long-Term Performance to focus our executive officers on stockholder value creation and the achievement of strategic objectives
✓ Multi-Year Performance Period for MSU Awards (beginning with grants made in fiscal 2021)
✓ Multi-Year Vesting Requirements for equity awards
✓ Adopted a Comprehensive Clawback Policy in 2021 that applies to all incentive-based compensation (cash and equity) granted to executive officers
✓ Stock Ownership Guidelines for our executive officers and non-executive-officer directors
✓ "Double-Trigger" Change-in-Control Arrangements require both a change-in-control of Q2 and a qualifying termination of employment before severance payments and benefits are provided
✓ Annual Executive Compensation Review
✓ Annual Compensation-Related Risk Assessment
✓ Independent Compensation Consultant

✗ No Section 280G Excise Tax Payments
✗ No Dividends or Dividend Equivalents Payable on Unvested Equity Awards
✗ No Hedging or Pledging of Our Securities including engaging in short sales, puts, calls or other derivative transactions involving our securities
✗ No Special Executive Retirement Plans

Executive Compensation Philosophy and Program Design

Compensation Philosophy

Our executive compensation program is guided by our strong pay-for-performance culture and our overarching philosophy of only paying for demonstrable performance. Consistent with this philosophy, we have designed our executive compensation program to achieve the following primary objectives:

Q2'S STRONG PAY-FOR-PERFORMANCE PHILOSOPHY IS CREATED BY…

…Providing compensation and benefit levels that will attract, retain, motivate and reward a highly-talented team of executive officers within the context of responsible cost management.	…Establishing a direct link between our financial and operational results and strategic objectives and the compensation of our executive officers.
…Aligning the interests and objectives of our executive officers with those of our stockholders by linking long-term incentive compensation opportunities to stockholder value creation and annual cash incentives to our annual performance.

We structure the annual compensation of our executive officers, including the named executive officers, using three principal vehicles: base salary, annual cash bonus opportunities and long-term incentive compensation opportunities in the form of equity awards (MSUs and RSUs). While the pay mix may vary from year to year, the ultimate goal is to achieve our compensation objectives as described above. In the following chart, we provide an overview of each material element of our fiscal 2021 executive compensation program and describe how each element is tied to our compensation objectives.

The design of our executive compensation program is influenced by a variety of factors, with the primary goals being to align the interests of our executive officers and stockholders and to link pay with performance. We evaluate performance over both short-term (annual) and multi-year periods based on our financial and operational performance, including results for certain key performance measures and our total stockholder return.

Compensation-Setting Process

In consultation with our independent compensation consultant, the Committee reviews the base salary levels, annual cash bonus opportunities and long-term incentive compensation opportunities of our executive officers, including the named executive officers, at the end of each year, or more frequently as warranted. Adjustments are generally effective at the beginning of the following year. The Committee does not establish a specific target for setting the total direct compensation opportunity of our executive officers, including the named executive officers. Instead, when selecting and setting the amount of each compensation element, the Committee holistically considers a variety of factors, as outlined below.

Factors considered in setting executive compensation:
✓ Our performance against the financial and operational objectives established by the Committee and our board of directors
✓ Each individual executive officer's skills, experience and qualifications relative to other similarly-situated executives at companies in our compensation peer group
✓ Scope of each executive officer's role compared to other similarly-situated executives at companies in our compensation peer group
✓ Performance of each individual executive officer, based on objective and subjective assessments of his or her contributions to our overall performance, including ability to lead his or her business unit or function and work as part of a team, all of which reflect our core values
✓ Compensation parity among our executive officers
✓ Our financial performance relative to our compensation and performance peers
✓ Compensation practices of our compensation peer group and the positioning of each executive officer's compensation relative to those of the markets in which we compete both operationally and for executive talent
✓ High growth and ever-changing dynamics in both the industry in which we operate and the broader high-tech sector

In addition to the factors outlined above, the Committee also considers the following items when setting long-term incentive compensation.

Additional factors considered in setting long-term incentive compensation:
✓ Outstanding equity holdings of each executive officer
✓ Projected impact of the proposed awards on our earnings and the related potential dilutive impact to our stockholders
✓ Relative proportion of our total shares outstanding used for annual employee long-term incentive compensation awards (our "burn rate") in relation to those of the companies in our compensation peer group
✓ Relative potential voting power dilution to our stockholders in relation to those of the companies in our compensation peer group
✓ Accounting and tax implications of the long-term incentive awards

These factors provide the decision-making framework regarding the compensation opportunity for each executive officer. For fiscal 2021, with respect to each of our named executive officers, no single factor determined pay levels, nor were specific weightings applied to any factor.

Competitive Positioning and Peer Group

For purposes of comparing our executive compensation against the competitive market, the Committee reviews and considers the compensation levels and practices of a group of comparable technology companies. The Committee reviews our compensation peer group at least annually and adjusts its composition when applicable, taking into account changes in both our business and the businesses of the companies in the peer group.

In September 2020, with the assistance of its independent compensation consultant, the Committee reviewed and updated our compensation peer group for fiscal 2021. As a result of this review, Instructure was removed as it was acquired and taken private and Bottomline Technologies was added to the group. No other changes were made to the peer group. The resulting companies in the fiscal 2021 compensation peer group were selected on the basis of their similarity to us, with no one single selection criteria being necessarily determinative.

KEY PEER SELECTION CRITERIA

- ***Industry***: technology/software companies, particularly those providing software-as-a-service, financial services software, and/or payment processing solutions
- ***Business model***: preference for business-to-business
- ***Similar revenue size***: ~0.5x to ~2.0x our last four fiscal quarter revenues
- ***Similar market capitalization***: ~0.2x to ~5.0x our 30-day average market capitalization
- ***Market capitalization to revenue***

FISCAL 2021 PEER GROUP

2U
Alteryx
Anaplan
AppFolio
Avalara
BlackLine
Bottomline Technologies
Coupa Software
Five9
HubSpot
MongoDB
New Relic
Paycom Software
Paylocity Holding
PROS Holdings
Rapid7
SailPoint Technologies
SPS Commerce
Workiva
Zscaler

To analyze the compensation practices of the companies in our compensation peer group, our independent compensation consultant, gathered data from public filings (primarily proxy statements), the Radford High-Technology Executive Survey database and other relevant proprietary surveys and databases. This market data was then used as a reference point for the Committee to assess our current compensation levels in the course of its deliberations on compensation elements and amounts for our executive officers.

Individual Compensation Elements

The specific elements of our fiscal 2021 executive compensation program for our executive officers, including our named executive officers are as follows.

Base Salary

Base salary represents the fixed portion of the compensation of our executive officers, including our named executive officers, and is an important element of compensation intended to attract and retain highly-talented individuals. The Committee conducted its annual review of the base salaries of our executive officers and approved the following base salaries for fiscal 2021. The base salaries for Mr. Flake and Mr. Mehok were not increased because the Committee determined that their base salaries already reflected marked compensation levels for their respective roles, and in Mr. Mehok's case, the individual negotiations with Mr. Mehok as an inducement to his commencement of employment with us on November 9, 2020. The base salaries for Mr. Breeden and Mr. Price were increased to better align with market compensation levels for their respective roles. Mr. Volanoski's base salary was set at the time he joined us in June 2021 at a level reflecting market compensation levels for his role and based on individual negotiations with Mr. Volanoski as an inducement to his commencement of employment with us. He received a pro-rata portion of this annualized amount for fiscal 2021.

Named Executive Officer	2020 Base Salary	2021 Base Salary	Percentage Increase
Mr. Flake	$520,000	$520,000	0%
Mr. Breeden	$300,000	$400,000	33%
Mr. Volanoski	N/A	$400,000	N/A
Mr. Mehok	$360,000	$360,000	0%
Mr. Price	$265,000	$295,000	11%

Annual Cash Bonuses

For fiscal 2021, the Committee approved an annual performance-based cash bonus plan, or the 2021 Cash Bonus Plan, for our executive officers, including the named executive officers, and other employees.

Target Annual Cash Bonus Opportunities

Each participant in the 2021 Cash Bonus Plan was assigned a target annual cash bonus opportunity, the amount of which was calculated as a percentage of his or her base salary. The Committee approved 2021 target annual cash bonus opportunities for the named executive officers as outlined below. Mr. Flake's 2021 target bonus was reinstated to its 2019 level of 100% of base salary. It had been temporarily reduced to 57% of base salary in 2020 in order to ensure alignment with our financial plan. The target bonus for Mr. Breeden was increased from 55% to 75% of base salary to better align with market compensation levels for his new role. Mr. Volanoski's target cash bonus opportunity was set at 100% of his annual base salary at the time he joined us in June 2021at a level reflecting market compensation levels for his role and based on individual negotiations with Mr. Volanoski as an inducement to his commencement of employment with us.

Named Executive Officer	2020 Target Annual Cash Bonus Opportunity (% of base salary)	2021 Target Annual Cash Bonus Opportunity (% of base salary)
Mr. Flake	57%	100%
Mr. Breeden	55%	75%
Mr. Volanoski	N/A	100%
Mr. Mehok	50%	50%
Mr. Price	50%	50%

Corporate Performance Measures

The Committee annually establishes the performance measures for executive officers under Q2's Executive Incentive Compensation Plan. The performance measures may change from year to year as we continue to evolve and establish different priorities, but will remain subject to the review and approval of the Committee. The Committee reserves the discretion to modify performance measures during the performance period, make adjustments for fundamental changes to our business which impact performance measures, and to exercise discretion, positively or negatively, on final payout amounts. The Committee selected non-GAAP revenue and adjusted EBITDA as the corporate performance measures for purposes of the 2021 Cash Bonus Plan and for the applicable business reasons, as outlined below:

Performance Measure	Weighting	Description	Rationale
Non-GAAP Revenue	50%	GAAP revenue, adjusted to exclude the impact to deferred revenue from purchase accounting	Align top line growth incentive with reported performance metrics
Adjusted EBITDA	50%
GAAP net income/loss adjusted for such items as interest, taxes, depreciation and amortization, stock-based compensation, acquisition-related costs, amortization of technology and intangibles, unoccupied lease charges, and the impact to deferred revenue from purchase accounting
			Focus on profitability and effectively managing expenses

The Committee initially set the threshold, target and maximum performance levels and corresponding payout percentages for each of the corporate performance measures for the 2021 Cash Bonus Plan in December 2020. In June 2021, following our acquisition of ClickSWITCH, the Committee adjusted the original performance levels to reflect the impacts of the acquisition. The performance measures, as adjusted, were as follows:

Achievement Level	Non-GAAP Revenue	Adjusted EBITDA	Corresponding Payout as % of Target (for each metric)
Maximum	$557,285,000	$42,065,000	120%
Target	$496,715,000 - $506,623,000	$34,644,000 - $38,241,000	100%
Threshold	$447,043,000	$27,715,000	50%

The target levels for these performance measures were based on our fiscal 2021 operating plan (as adjusted for the acquisition of ClickSWITCH), as reviewed and approved by our board of directors. The amount that each executive officer could earn under the 2021 Cash Bonus Plan was based on our actual achievement of non-GAAP revenue and adjusted EBITDA for fiscal 2021. Linear interpolation was used to determine the achievement percentage and corresponding payout for results above or below the target range of attainment, but otherwise between the performance levels shown in the table above. Pursuant to the 2021 Cash Bonus Plan, the Committee reserved the discretion to adjust measured performance results and the resulting bonus payment determination as it deemed appropriate to reflect, and be consistent with, the expected effects of acquisitions and divestitures.

2021 Annual Cash Bonus Payments

In February 2022, the Committee determined the amounts to be paid under the 2021 Cash Bonus Plan to our executive officers, including our named executive officers, based on our actual performance for fiscal 2021. Achievement of the combined metrics under the 2021 Cash Bonus Plan resulted in a calculated payout of 100% of target. The Committee did not exercise discretion to make any adjustments to the formulaic, calculated results. Accordingly, the funding for the corporate performance measures for purposes of the 2021 Cash Bonus Plan was as follows, reflecting an award of 100% of the target level for each of our named executive officers:

Corporate Performance Measure	Target Performance	Actual Performance	(A) Payout Percentage	(B) Weighting	(A)x(B) Weighted Payout Percentage
Non-GAAP Revenue	$496,715,000 - $506,623,000	$500,849,000	100%	50%	50%
Adjusted EBITDA	$34,644,000 - $38,241,000	$37,876,000	100%	50%	50%
Total - Based on Calculated Results					100%

The target annual cash bonus opportunities and the actual cash bonus payments made to the named executive officers for fiscal 2021 under the 2021 Cash Bonus Plan were as follows:

Named Executive Officer	Target Annual Cash Bonus Opportunity (%)	(A) Target Annual Cash Bonus Opportunity ($)	(B) Weighted Payout as a % of Target (%)	(A) x (B) Actual Annual Cash Bonus Payment ($)	Actual Annual Cash Bonus Payment (% of base salary)
Mr. Flake	100%	$520,000	100%	$520,000	100%
Mr. Breeden	75%	$300,000	100%	$300,000	75%
Mr. Volanoski (1)	100%	$400,000	100%	$400,000	100%
Mr. Mehok	50%	$180,000	100%	$180,000	50%
Mr. Price	50%	$147,500	100%	$147,500	50%

(1)Mr. Volanoski was guaranteed a 2021 bonus equal to 100% of target pursuant to the terms of his initial employment offer. He also received a sign-on bonus of $250,000 pursuant to the terms of his initial employment offer.
Long-Term Incentive Compensation

The Committee believes long-term incentive compensation focuses our executive officers, including the named executive officers, on driving increased stockholder value over a multi-year period, provides a meaningful reward for appreciation in our stock price and long-term value creation and helps to attract, retain and motivate the top executive talent needed to successfully execute our long-term business plan. Our fiscal 2021 long-term incentive program was designed to reflect a balance of these factors, as well as related share usage, accounting and dilution considerations.

For fiscal 2021, the Committee determined to grant our executive officers, including the named executive officers, long-term incentive compensation opportunities as follows:

Component	Target Weighting	Description	Rationale
Market Stock Units (MSUs)	50%	Right to earn shares of common stock based on total stockholder return performance relative to the Russell 2000 Index over a three-year performance period
•Provides a direct link between realized compensation, multi-year stockholder returns and company performance relative to the market
•Multi-year performance period emphasizes our long-term pay-for-performance philosophy, as well as helps facilitate the retention of our executives, as they must be employed at the end of the performance period to fully earn the awards

Restricted Stock Units (RSUs)	50%	Right to earn shares of common stock based on continued employment over a four-year vesting period (shares vest 25% each year of vesting period)	•Aligns the long-term interest of our executives and stockholders •Multi-year vesting period promotes retention of our executives

Consistent with the general framework noted above, in March 2021, the Committee granted equity awards for fiscal 2021 to our named executive officers (other than Mr. Volanoski, whose grants were made in June 2021 in connection with the commencement of his employment) as follows:

Named Executive Officer	MSU Awards (# of shares)	(A) MSU Awards (target $ value)	RSU Awards (# of shares)	(B) RSU Awards (target $ value)	(A) + (B) Total Target LTI Award Value
Mr. Flake	35,023	$4,025,000	35,023	$4,025,000	$8,050,000
Mr. Breeden	14,792	$1,700,000	14,792	$1,700,000	$3,400,000
Mr. Volanoski	10,376	$1,200,000	10,375	$1,200,000	$2,400,000
Mr. Mehok	4,786	$550,000	4,786	$550,000	$1,100,000
Mr. Price	4,895	$562,500	4,895	$562,500	$1,125,000

Market Stock Unit (MSU) Awards

MSU awards may be earned based on our total stockholder return, or TSR, performance relative to the TSR performance of the Russell 2000 Index, or Index, based on the components of the Index at the time of grant, over a three-year performance period. Beginning with the MSUs granted in fiscal 2021, we took additional steps to further align the interests of our named executive officers with those of our stockholders by eliminating the one-year performance period component from our MSU program design. Thus, for our 2021 MSU awards, up to one-third of the target number of shares subject to each award are eligible to be earned after the second year of the performance period (based on performance for the first two years of the performance period), and up to 200% of the full target number of shares subject to each award are eligible to be earned after the completion of the full three-year performance period (less any shares earned for the first two years). The total number of shares earned will not be adjusted if the three-year calculation, less the shares earned following the second year of the performance period, is a negative number. We believe that the design of our MSUs provides a strong, long-term performance-based orientation given that the upside opportunity is focused on performance after three years, while also reflecting the realities of the dynamic, high growth environment in which we operate and compete.

Shares of our common stock may be earned based on our TSR performance relative to the Index as follows:

Achievement Level	Company's TSR Relative to Index	Payout Percentage (% of target # of MSUs)
Maximum	90th percentile or higher	200%
Target	60th percentile	100%
Threshold	30th percentile	50%

No shares are earned if our TSR is less than the 30th percentile of the Index. Above-median relative performance (60th percentile) is required to earn the target number of shares, and payouts are capped at 200% of the target number of MSUs granted for performance at or above the 90th percentile of the Index. Linear interpolation is used to determine the number of shares of our common stock earned for performance between the defined levels shown in the table above.

For purposes of the MSU awards, TSR for Q2 and the Index are calculated by dividing the difference between the starting and ending share price for the performance period (taking into account any dividends) by the starting share price. For purposes of calculating both our TSR and the TSR for the companies in the Index, the share price will be calculated using the average of the opening and closing prices of the common stock for the 30 trading days preceding the starting and ending dates.

With respect to our March 2018 MSU grants to Messrs. Flake and Breeden, our three-year TSR of 203.96% for the performance period ending March 8, 2021 placed us at the 92.8 percentile of the Index. This resulted in an overall payout of 200% of target (less payouts for the prior two tranches, each of which vested at 100% of target). With respect to our March 2019 MSU grants to our Messrs. Flake, Breeden and Price, our two-year TSR of 109.96% for the performance period ending March 5, 2021 placed us at the 85.8 percentile of the Index. With respect to our March 2020 MSU grants to Messrs. Flake, Breeden and Price, our one-year TSR of 59.24% for the performance period ending March 12, 2021 placed us at the 73.1 percentile of the Index. However, as provided under the terms of the MSU awards, the number of units that could be earned for the first and second years of the performance period, respectively, was capped at one-third of the target number of units granted. Accordingly, one-third of the MSUs granted in March 2019 were earned at the conclusion of the second year of the performance period, and one-third of the MSUs granted in March 2020 were earned at the conclusion of the first year of the performance period. The target number of MSUs and the number of shares of our common stock earned (rounded to the nearest whole share) by each named executive officer for performance periods ending in fiscal 2021 are outlined below.

2018 MSU Grant - Year 3 Results

Named Executive Officer	Target Number of Fiscal 2018 MSUs	Total Payout (based on Year 3 results)(1)	2018 MSUs Earned in Year 1	2018 MSUs Earned in Year 2	2018 MSUs Earned in Year 3
Mr. Flake	60,315	120,630	20,105	20,105	80,420
Mr. Breeden	14,170	28,340	4,723	4,723	18,896
Mr. Volanoski(2)	N/A	N/A	N/A	N/A	N/A
Mr. Mehok(2)	N/A	N/A	N/A	N/A	N/A
Mr. Price(2)	N/A	N/A	N/A	N/A	N/A

(1)The total shares referenced in this column may not equal the sum of the following three columns due to rounding applied to determine shares awarded for each year.
(2)Mr. Volanoski joined us effective June 1, 2021 and therefore did not participate in the 2018 MSU grant cycle. Mr. Mehok joined us effective November 9, 2020 and therefore did not participate in the 2018 MSU grant cycle. Mr. Price did not receive an MSU grant in the 2018 MSU grant cycle.

2019 MSU Grant - Year 2 Results

Named Executive Officer	Target Number of Fiscal 2019 MSUs Subject to Year 2 Performance	Actual Number of MSUs Earned
Mr. Flake	23,879	23,879
Mr. Breeden	4,399	4,399
Mr. Volanoski(1)	N/A	N/A
Mr. Mehok(1)	N/A	N/A
Mr. Price	3,142	3,142

(1)Mr. Volanoski joined us effective June 1, 2021 and therefore did not participate in the 2019 MSU grant cycle. Mr. Mehok joined us effective November 9, 2020 and therefore did not participate in the 2019 MSU grant cycle.
2020 MSU Grant - Year 1 Results

Named Executive Officer	Target Number of Fiscal 2020 MSUs Subject to Year 1 Performance	Actual Number of MSUs Earned
Mr. Flake	15,679	15,679
Mr. Breeden	3,714	3,714
Mr. Volanoski(1)	N/A	N/A
Mr. Mehok(1)	N/A	N/A
Mr. Price	2,888	2,888

(1)Mr. Volanoski joined us effective June 1, 2021 and therefore did not participate in the 2020 MSU grant cycle. Mr. Mehok joined us effective November 9, 2020 and therefore did not participate in the March 2020 MSU grant cycle.
November 2020 MSU Grant (for Mr. Mehok only) - Year 1 Results

Named Executive Officer	Target Number of Fiscal 2020 MSUs Subject to Year 1 Performance	Actual Number of MSUs Earned
Mr. Mehok	4,006	0

Stock Ownership Guidelines

As described previously, in April 2020, our Board adopted stock ownership guidelines that apply to our executive leadership team and our non-executive-officer directors. The following outlines our current stock ownership guidelines:

Employee/Group	Stock Ownership Guideline
CEO	3X base salary
Other executive officers	1X base salary
Non-executive-officer directors	3X annual base cash retainer

Shares counted toward satisfying the guideline include shares owned outright, other shares beneficially owned, and unvested time-based RSUs. Unvested or unearned MSUs and outstanding stock options will not be counted towards satisfying the ownership requirement.

For purposes of our stock ownership guidelines, the value of the equity interests held by a covered individual is calculated based on the average closing stock price of one share of our common stock as listed on the NYSE for the 30 calendar days preceding the determination date. Each covered individual will have five years to accumulate this equity interest from the later of the implementation of the stock ownership guidelines and the date such person became subject to the stock ownership guidelines. As of January 1, 2022, each of our covered executives and non-executive-officer directors was in compliance with our stock ownership guidelines.

Key Participants' Roles in Our Executive Compensation-Setting Process

To ensure that compensation decisions reflect the key principles of our executive compensation program, we undertake a collaborative process in determining and administering our compensation program. See below for a summary of the roles and responsibilities of the key participants in our executive compensation-setting process for fiscal 2021.

Participants	Primary Role and Responsibilities Relating to Compensation Decisions
Compensation Committee (Comprised solely of independent, non-employee directors and reports to the Board)
•Oversees, evaluates and approves the compensation plans, policies, and programs applicable to our CEO, other executive officers, and non-executive-officer members of our board of directors
•Reviews and approves the compensation (including performance metrics and goals for performance-based short-term and long-term compensation) for the CEO and other executive officers
•Conducts an annual performance evaluation of the CEO
•Oversees the preparation, review and approval of this Compensation Discussion & Analysis

Independent Consultant to the Compensation Committee(1) (Mercer)
•Provides competitive market data based on the compensation peer group, including a review of the base salary levels, annual cash bonus opportunities and long-term incentive compensation opportunities of our executive officers
•Evaluates how the compensation we pay our executive officers compares both to our performance and to how the companies in our compensation peer group compensate their executives
•Assesses executive compensation trends within our industry, including updates on corporate governance and regulatory issues and developments
•Reviews market equity compensation practices, including burn rate and overhang
•Provides competitive market data regarding the compensation of the non-executive officer members of our board of directors
•Reviews the Compensation Discussion and Analysis
•Attends meetings of the Compensation Committee and consults with the Committee chair and other members between Committee meetings

Management/CEO
•Management assists the Committee by providing information on Company and individual performance, market data and management's perspective and recommendations on compensation matters
•The CEO makes recommendations with respect to adjustments to base salary levels, annual cash bonus opportunities, long-term incentive compensation opportunities, program structures and other compensation-related matters for our executive officers (other than with respect to his own compensation)

(1)Mercer served as the independent consultant to the Committee for fiscal 2021. In fiscal 2021, Mercer provided executive compensation consulting services to Q2 and the Committee. The Committee regularly reviews the objectivity and independence of the advice provided by the independent consultant to the Committee on executive and non-executive officer director compensation. In fiscal 2021, the Committee considered the specific independence factors adopted by the SEC and NYSE, and determined that Mercer is independent and that its work did not raise any conflicts of interest.

Retirement, Health and Welfare Benefits

We have established a tax-qualified Section 401(k) employee savings and retirement plan for all employees who satisfy certain eligibility requirements, including requirements relating to age and length of service. Under our Section 401(k) plan, employees may elect to reduce their current compensation by up to the statutory limit, $19,500 in fiscal 2021 ($26,000 for employees over the age of 50), and have us contribute the amount of this reduction to our Section 401(k) plan. We intend for our Section 401(k) plan to qualify under Section 401 of the Code so that contributions by employees or by us to the plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the plan. We match 50% of employee contributions, up to 6% of an employee's earnings, under our Section 401(k) plan for all employees.

In addition, we provide other benefits to our executive officers, including the named executive officers, on the same basis as all of our full-time employees. These benefits include medical, dental and vision benefits, short-term and long-term disability insurance, life and accidental death and dismemberment insurance and health savings account contributions. Commencing in 2021, our executive officers, including our named executive officers, are also eligible to obtain an annual executive physical health screening at the Company’s expense.

We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.

Perquisites and Other Personal Benefits

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites or other personal benefits to our executive officers, including the named executive officers, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes. During fiscal 2021, none of the named executive officers received perquisites or other personal benefits that were, in aggregate, $10,000 or more for each individual.

In the future, we may provide perquisites or other personal benefits in limited circumstances, such as those described in the preceding paragraph. All future practices with respect to perquisites or other personal benefits for our executive officers will be approved and subject to periodic review by the Committee.

Employment Agreements

In September 2021, we entered into amended and restated employment agreements with each of our executive officers, including the named executive officers. The new employment agreements replaced the prior form of agreement we began using in 2014, and were authorized and approved by the Committee to adjust the severance and other post-employment compensation arrangements to terms more reflective of the current market.

In filling each of our executive positions, our board of directors or the Committee, as applicable, recognized that it would need to develop competitive compensation packages to attract qualified candidates in a dynamic labor market. At the same time, our board of directors and the Committee were sensitive to the need to integrate new executive officers into the executive compensation structure that we were seeking to develop, balancing both competitive and internal equity considerations.

Each of these employment agreements provides for "at will" employment and sets forth the initial compensation arrangements for the executive officer, including an initial base salary, an annual cash bonus opportunity, and, in the case of newly-hired executive officers, an equity award recommendation. These agreements also set forth the rights and responsibilities of each party and protect both parties' interests in the event of certain terminations of employment by providing the executive officer with the opportunity to receive certain post-employment payments and benefits in the event of certain terminations of employment, including following a change in control of Q2. These post-employment compensation arrangements and other specific terms and conditions of the employment agreements are described in more detail in "Compensation Discussion and Analysis - Post-Employment Compensation" below and "Compensation of Named Executive Officers - Potential Payments upon Termination and Change in Control" elsewhere in this Proxy Statement.

Post-Employment Compensation

We believe that having in place reasonable and competitive post-employment compensation arrangements are essential to attracting and retaining highly-qualified executive officers. Each of our employment agreements with our executive officers contains post-employment compensation arrangements in the event of an involuntary termination of employment, death or disability, and certain terminations of employment in connection with a change in control of Q2. These post-employment compensation arrangements are described in more detail in "Compensation of Named Executive Officers - Potential Payments upon Termination and Change in Control" elsewhere in this Proxy Statement.

These post-employment compensation arrangements are designed to provide reasonable compensation to executive officers who leave Q2 under certain circumstances to facilitate their transition to new employment. Further, we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing executive officer to sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits.

In determining payment and benefit levels under the various circumstances triggering the post-employment compensation provisions of our employment agreements with our executive officers, the Committee has drawn a distinction between voluntary terminations of employment and terminations of employment for cause and terminations of employment without cause, for death or disability, or as a result of certain termination events following a change in control of Q2. Payment in the latter circumstances has been deemed appropriate in light of the benefits to us described above, as well as the likelihood that the executive officer's departure is due, at least in part, to circumstances not within his or her control. In contrast, we believe that payments are not appropriate in the event of a termination of employment for cause or a voluntary resignation without good reason because such events often reflect either inadequate performance or an affirmative decision by the executive officer to end his or her relationship with us. The nature and extent of the severance and other benefits payable depend upon the specific circumstances of the termination. For additional information on the severance benefits payable, see "Compensation of Named Executive Officers - Potential Payments upon Termination and Change in Control" elsewhere in this Proxy Statement. Further, under our 2007 Stock Plan and our 2014 Equity Incentive Plan, the equity award agreements applicable to our executive officers, including our named executive officers, provide that if, within 12 months of a change in control of Q2, his or her employment is terminated, without cause or if he or she resigns for good reason, or if the acquiring company does not assume or substitute for any outstanding equity awards held by him or her, then all of the outstanding equity awards will become immediately vested and exercisable in full. Except in the case of the MSU awards granted to date, we use this "double-trigger" arrangement to protect against the loss of retention power following a change in control of Q2 and to avoid windfalls, both of which could occur if vesting accelerated automatically as a result of the transaction. With respect to the MSU awards, upon a change in control of Q2, the number of shares of our common stock earned pursuant to the awards, if any, will be determined by using the proposed transaction price (rather than the 30-day average price of our common stock), which maintains a performance orientation to the now-truncated awards, and such shares will be deemed to have vested as of the closing date of the change in control transaction.

We believe that these arrangements align the interests of our executive officers and stockholders when considering the long-term future for Q2, as they keep our executive officers focused on pursuing all corporate transaction activity that is in the best interests of stockholders regardless of whether those transactions may result in their own job loss. Enhanced severance benefits are provided for a qualifying termination that occurs in connection with a change-in-control because the severance benefits are also intended to eliminate, or at least reduce, the reluctance of our executive officers to diligently consider and pursue potential change-in-control transactions that may be in the best interests of our stockholders.

We do not have any obligations in place to cover excise tax payments (or "gross-up") relating to a change in control of Q2 with respect to any of our executive officers, including the named executive officers.

For information on the post-employment compensation arrangements for the named executive officers, as well as an estimate of the potential payments and benefits payable under these arrangements as of the end of fiscal 2021, see "Compensation of Named Executive Officers - Potential Payments upon Termination and Change in Control" elsewhere in this Proxy Statement.

Other Compensation Policies and Practices

Policy Regarding the Pricing and Timing of Equity Awards

While we have not yet adopted a formal policy regarding the timing of equity awards, including stock options, MSUs and RSUs, it has been our practice as a public company, which we expect to continue, that the granting of equity awards occurs after the release of any earnings statement and that stock options have an exercise price not less than the fair value of the underlying shares of our common stock on the date of grant.

All outstanding equity awards to our named executive officers have been granted and reflected in our consolidated financial statements, based upon the applicable accounting guidance, at the closing price of our common stock on the date of grant.

Compensation Recovery ("Clawback") Policy

In March 2021, we adopted a formal policy on the recoupment of incentive compensation (or “clawback” policy). Under this policy, Q2 may, in its sole discretion, based upon the recommendation of the Committee, and to the extent legally permitted, require the return, repayment, or forfeiture of any cash or equity-based incentive compensation payment or award made or granted to any current or former executive officer of Q2 during the three completed fiscal years immediately preceding the date on which Q2 is required to prepare a restatement of its financial statements due to material noncompliance of Q2 with any financial reporting requirement under the federal securities laws, or a Restatement, if:

1.The payment or award was made or granted: (A) based wholly or in part upon the attainment of a Q2 financial reporting measure (including, without limitation, (a) any measure that is determined and presented in accordance with the accounting principles used in preparing Q2's financial statements, and/or (b) any measure that is derived wholly or in part from such measure); or, (B) pursuant to an equity incentive plan of Q2, including awards containing time- or performance-based vesting criteria;

2.The board of directors determines that the executive officer engaged in or was otherwise involved in fraud or intentional misconduct that resulted in the need for the Restatement; and

3.A lower payment or award would have been made or granted to the executive officer based upon the restated financial results had there not been a Restatement.

In addition, we will comply with the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and adopt a compensation recovery policy once the SEC has adopted final regulations and the NYSE has modified its listing standard to implement the requirements of Section 954.

Hedging and Pledging Prohibitions

Our Insider Trading Policy provides that no one subject to the policy, including all of our employees, executive officers and directors, may purchase any financial instrument that is designed to hedge against or offset any decrease in the value of our stock, such as short sales, puts, calls or other derivative transactions involving our securities. It further provides that no one subject to the policy, including all of our employees, executive officers and directors, may engage in hedging or monetization transactions involving our securities, pledge our securities as collateral for a loan or hold our securities in a margin account.

Tax Impact on Compensation

Generally, Section 162(m) of the Code disallows public companies a tax deduction for federal income tax purposes for remuneration in excess of $1 million paid in any fiscal year to "covered employees." Prior to the effectiveness of the Tax Cuts and Jobs Act, the limitation on deductibility pursuant to Section 162(m) did not apply to compensation that qualified under applicable regulations as "performance-based compensation." Under the Tax Cuts and Jobs Act, the performance-based compensation exception to Section 162(m) was repealed, effective for tax years beginning after December 31, 2017. Accordingly, commencing with our fiscal year beginning on January 1, 2018, compensation to our covered employees in excess of $1 million will generally not be deductible.

As a publicly-traded company, in designing our executive compensation program and determining the compensation of our executive officers, including the named executive officers, the Committee considers a variety of factors, including the potential impact of the Section 162(m) deduction limit. However, the Committee will not necessarily limit executive compensation to that which is or may be deductible under Section 162(m). The Committee may consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent consistent with its compensation goals and the best interests of our stockholders, which may include providing for compensation that is not deductible by us for tax purposes.

REPORT OF THE COMPENSATION COMMITTEE

The Committee has reviewed and discussed the Compensation Disclosure and Analysis set forth above with our management. Based on its review and discussions, the Committee recommended to our board of directors that the Compensation Disclosure and Analysis be included in this Proxy Statement.

Submitted by the compensation committee of the board of directors,

Jeffrey T. Diehl, Chair
Stephen C. Hooley
Margaret L. Taylor

The foregoing Report of the Compensation Committee shall not be deemed to be incorporated by reference into any filing of Q2 Holdings, Inc. under the Securities Act, or the Exchange Act, except to the extent that we specifically incorporate such information by reference in such filing and shall not otherwise be deemed "filed" under either the Securities Act or the Exchange Act or considered to be "soliciting material."

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Summary Compensation Table

The following table presents compensation information for fiscal 2021, 2020 and 2019 paid to, or earned by, our principal executive officer, principal financial officers during the year and our three other most highly compensated executive officers as of December 31, 2021. We refer to these executive officers as our "named executive officers" in this Proxy Statement. For fiscal 2021 our named executive officers were Matthew P. Flake, John E. Breeden, Michael A. Volanoski, David J. Mehok and Jonathan A. Price. No disclosure is provided for persons for years prior to the executive officer becoming a named executive officer. In accordance with the rules promulgated by the SEC, certain columns relating to information that is not applicable have been omitted from this table.

Name and Principal Position	Year	Salary	Bonus		Stock Awards(1)	Non-Equity Incentive Plan Compensation		All Other Compensation (3)	Total
Matthew P. Flake	2021	$520,000			$6,808,263	$520,000	(2)	$34,702	$7,882,966
Chief Executive Officer	2020	520,000			4,478,550	295,000	(2)	19,651	5,313,200
	2019	520,000			6,934,342	260,000	(2)	16,487	7,730,829

John E. Breeden	2021	400,000			2,875,441	300,000	(2)	30,325	3,605,766
Chief Operating Officer	2020	300,623			1,060,749	165,000	(2)	22,074	1,548,447

Michael A. Volanoski(4)	2021	223,077	$650,000	(5)	1,770,615	—	(6)	11,011	2,654,703
Chief Revenue Officer

David J. Mehok	2021	360,000			930,392	180,000	(2)	30,364	1,500,757
Chief Financial Officer	2020	59,084			2,026,505	29,542	(2)	—	2,115,131

Jonathan A. Price	2021	295,000			951,530	147,500	(2)	29,361	1,423,390
Executive Vice President, Emerging Businesses, Corporate & Business Development

(1)Amounts represent the aggregate grant date fair value of RSUs and MSUs granted during the year computed in accordance with FASB ASC Topic 718. Assumptions used in calculating these amounts are described in Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The table below presents the aggregate grant date fair value of the stock awards for the periods presented assuming achievement at the maximum level for any performance-based vesting stock awards, and computed by multiplying the maximum number of shares that can be earned by the closing price of our common stock on the date of grant:

Name	Year	RSU Awards	MSU Awards	Total Stock Awards at Maximum Level
Matthew P. Flake	2021	$3,984,917	$7,969,834	$11,954,751
	2020	3,059,757	6,119,514	9,179,271
	2019	4,803,328	9,606,656	14,409,984

John E. Breeden	2021	1,683,034	3,366,068	5,049,101
	2020	724,722	1,449,444	2,174,166

Michael A. Volanoski	2021	985,106	1,970,212	2,955,319

David J. Mehok	2021	544,551	1,089,102	1,633,653
	2020	1,381,114	2,762,228	4,143,341

Jonathan A. Price	2021	556,953	1,133,906	1,670,859

(2)Amounts represent the annual cash bonuses paid under the formulaic calculation of our cash bonus plan for the applicable year. For a detailed discussion of the 2021 Cash Bonus Plan, see "Compensation Discussion and Analysis—Individual Compensation Elements—Annual Cash Bonuses."
(3)Consists of (i) the employer's portion of premiums paid for medical, dental, vision, short-term disability, long term disability, life and accidental death and dismemberment insurance consistent with such amounts payable for all of our employees, (ii) employer paid health savings account contributions available for all of our employees,(iii) employer paid 401(k) matching contributions, and (iv) the cost of an annual executive wellness physical for participating named executive officers, none of which individually exceeds $25,000 in value.
(4)Mr. Volanoski was appointed as Chief Revenue Officer effective June 1, 2021. His annualized base salary in fiscal 2021 was $400,000.
(5)Represents a $250,000 sign-on bonus paid on Mr. Volanoski's start date, subject to a clawback provision covering 100% of such sign-on bonus in the event his employment with us is terminated for any reason within one year of his start date and Mr. Volanoski's guaranteed bonus payment of $400,000 for 2021 pursuant to the terms of his employment agreement.

Grants of Plan-Based Awards in Fiscal 2021

The following table sets forth information regarding grants of plan-based awards made to our named executive officers during fiscal 2021.

Name	Grant Date	Estimated Future Payments Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payments Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($)(6)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Matthew P. Flake	n/a	$260,000	$520,000	$624,000	—	—	—		—		$—
	3/3/2021	—	—	—	17,512	35,023	70,046	(2)	—		2,823,346
	3/3/2021	—	—	—	—	—	—		35,023	(4)	3,984,917
John E. Breeden	n/a	150,000	300,000	360,000	—	—	—		—		—
	3/3/2021	—	—	—	7,396	14,792	29,584	(2)	—		1,192,407
	3/3/2021	—	—	—	—	—	—		14,792	(4)	1,683,034
Michael A. Volanoski(6)	6/9/2021	—	—	—	5,188	10,376	20,752	(3)	—		785,508
	6/9/2021	—	—	—	—	—	—		10,375	(5)	985,106
David J. Mehok	n/a	90,000	180,000	216,000	—	—	—		—		—
	3/3/2021	—	—	—	2,393	4,786	9,572	(2)	—		385,841
	3/3/2021	—	—	—	—	—	—		4,786	(4)	544,551
Jonathan A. Price	n/a	73,750	147,500	177,000	—	—	—		—		—
	3/3/2021	—	—	—	2,448	4,895	9,790	(2)	—		394,577
	3/3/2021	—	—	—	—	—	—		4,895	(4)	556,953

(1)The amounts reported in this column represent the threshold, target and maximum amounts potentially payable under our 2021 Bonus Plan. Actual bonuses received under the 2021 Bonus Plan by the named executive officers are reported in the Summary Compensation Table under the column entitled "Non-Equity Incentive Plan Compensation." Mr. Volanoski was eligible to receive a $400,000 bonus for 2021 pursuant to the terms of his employment agreement, and without regard to performance.
(2)Represents MSUs granted on March 3, 2021, which vest, to the extent earned, in two installments on March 2nd of the second and third anniversary of the grant date. The final number of shares of common stock to be earned and settled will be subject to the terms of the applicable award agreements.
(3)Represents MSUs granted on June 9, 2021, which vest, to the extent earned, in two installments on June 9th of the second and third anniversary of the grant date. The final number of shares of common stock to be earned and settled will be subject to the terms of the applicable award agreements.
(4)Represents RSUs granted on March 3, 2021, which vest in four equal annual installments on March 3rd of each of the first four anniversaries of the grant date.
(5)Represents RSUs granted on June 9, 2021, which vest in four equal annual installments on June 9th of each of the first four anniversaries of the grant date.
(6)Amounts represent the aggregate grant date fair value of RSUs and MSUs granted during the year computed in accordance with FASB ASC Topic 718. Assumptions used in calculating these amounts are described in Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Employment Agreements. Each of our named executive officers has entered into a written employment agreement with us that provides for payment of base salary, target annual cash incentive compensation, eligibility for employee benefit programs and potential severance benefits. For further information regarding the base salaries, bonuses and incentive compensation payable to our named executive officers and their eligibility for our employee benefit programs, please see our “Compensation Discussion and Analysis” above. For further information regarding the severance benefits provided under their employment agreements, please see “Potential Payments Upon Termination and Change in Control” below.
Equity Awards. We have granted equity awards to our named executive officers under our equity incentive plan. For further information regarding such equity awards, including the vesting schedules, please see the “Grants of Plan-Based Awards” table and related footnotes above and in "Compensation Discussion and Analysis—Long-Term Incentive Compensation” above.

Option Repricings and Equity Award Modifications. We did not reprice any stock options or otherwise modify any outstanding equity awards during the year ended December 31, 2021 for our named executive officers.

Salary and Annual Incentive Bonus Compared to Total Compensation. The ratio of salary and annual incentive bonus to total compensation in 2021 (each as set forth in the Summary Compensation Table above) is set forth above under “Compensation Discussion and Analysis—Focus on Pay-for-Performance.”

Outstanding Equity Awards at December 31, 2021
The following table sets forth information regarding outstanding equity awards held by our named executive officers at December 31, 2021.

	OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options Exercisable(1)		Number of Securities Underlying Unexercised Options Unexercisable(1)		Option Exercise Price	Option Expiration Date	Number of Shares or Units That Have Not Vested(1)		Market Value of Shares of Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(1)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Matthew P. Flake	184,730	(2)	—	(2)	$35.80	2/21/2024
							15,079	(3)	$1,197,876
							35,819	(4)	$2,845,461
							35,278	(5)	$2,802,484
							35,023	(6)	$2,782,227
										23,880	(7)	$1,897,027
										31,358	(8)	$2,491,080
										35,023	(9)	$2,782,227
John E. Breeden	25,397	(2)	—	(2)	$35.80	2/21/2024
							3,543	(3)	$281,456
							6,599	(4)	$524,225
							8,356	(5)	$663,801
							14,792	(6)	$1,175,076
										4,399	(7)	$349,457
										7,427	(8)	$590,001
										14,792	(9)	$1,175,076
Michael A. Volanoski							10,375	(12)	$824,190
										10,376	(13)	$824,269
David J. Mehok							9,013	(10)	$715,993
							4,786	(6)	$380,200
										8,011	(11)	$636,394
										4,786	(9)	$380,200
Jonathan A. Price	11,641	(14)	728	(14)	$47.00	3/8/2025
							1,165	(3)	$92,548
							4,713	(4)	$374,401
							6,499	(5)	$516,281
							4,895	(6)	$388,859
										3,142	(7)	$249,600
										5,777	(8)	$458,925
										4,895	(9)	$388,859

(1)Shares of common stock.
(2)This option grant vested as to 1/4 of the total option grant on February 21, 2018, and thereafter as to 1/48 of the total option grant monthly.
(3)These RSUs were granted on March 8, 2018 and vest in four equal annual installments on each anniversary of the grant date.
(4)These RSUs were granted on March 6, 2019 and vest in four equal annual installments on each anniversary of the grant date.
(5)These RSUs were granted on March 13, 2020 and vest in four equal annual installments on each anniversary of the grant date.

(6)These RSUs were granted on March 3, 2021 and vest in four equal annual installments on each anniversary of the grant date.
(7)These MSUs were granted on March 6, 2019 and vest, to the extent earned, in three annual installments on each anniversary of the grant date. The final number of shares of common stock to be earned and settled will be subject to the terms of the applicable award agreements.
(8)These MSUs were granted on March 13, 2020 and vest, to the extent earned, in three annual installments on each anniversary of the grant date. The final number of shares of common stock to be earned and settled will be subject to the terms of the applicable award agreements.
(9)These MSUs were granted on March 3, 2021 and vest, to the extent earned, in two installments on the second and third anniversary of the grant date. The final number of shares of common stock to be earned and settled will be subject to the terms of the applicable award agreements.
(10)These RSUs were granted on November 24, 2020 and vest in four equal annual installments on each anniversary of the grant date.
(11)These MSUs were granted on November 24, 2020 and vest, to the extent earned, in three annual installments on each anniversary of the grant date. The final number of shares of common stock to be earned and settled will be subject to the terms of the applicable award agreements.
(12)These RSUs were granted on June 9, 2021 and vest in four equal annual installments on each anniversary of the grant date.
(13)These MSUs were granted on June 9, 2021 and vest, to the extent earned, in two installments on the second and third anniversary of the grant date. The final number of shares of common stock to be earned and settled will be subject to the terms of the applicable award agreements.
(14)This option grant vested as to 1/4 of the total option grant on March 3, 2019, and thereafter as to 1/48 of the total option grant monthly.
Option Exercises and Stock Vested in Fiscal 2021

The following table sets forth the number of shares of common stock acquired during fiscal 2021 by our named executive officers upon the exercise of stock options and the vesting of RSUs and MSUs and the value realized upon such exercise or vesting.

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired Upon Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired Upon Vesting (#)	Value Realized on Vesting ($)(2)
Matthew P. Flake	57,842	$4,951,375	183,476	$20,575,932
John E. Breeden	498	28,174	39,373	4,375,241
Michael A. Volanoski	—	—	—	—
David J. Mehok	—	—	3,004	243,174
Jonathan A. Price	—	—	11,717	1,313,356

(1)Calculated by multiplying (i) the fair market value of common stock on the exercise date, which was determined using the closing price on NYSE of a share of common stock on the date of exercise, or if such day is a holiday, on the immediately preceding trading day, less the applicable exercise price, by (ii) the number of shares of common stock acquired upon exercise.
(2)Calculated by multiplying (i) the fair market value of common stock on the vesting date, which was determined using the closing price on NYSE of a share of common stock on the vesting date, or if such day is a holiday or weekend, on the immediately preceding trading day, by (ii) the number of shares of common stock acquired upon vesting.
Pension Benefits and Nonqualified Deferred Compensation

The tables disclosing pension benefits and nonqualified deferred compensation are omitted because we do not have any such plans.

Summary of Equity Plans

2007 Stock Plan

Our 2007 Plan was adopted by our board of directors and approved by our stockholders in July 2007. Our 2007 Plan provides for the grant of incentive stock options, nonstatutory stock options and stock purchase rights to our employees, directors and consultants who provide services to us. As of December 31, 2021, options to purchase 1,250 shares of common stock were outstanding and no future awards will be made under such plan. Our 2007 Plan will continue to govern the terms and conditions of all outstanding equity awards granted under the 2007 Plan. As of December 31, 2021, no awards had been granted under the 2007 Plan other than incentive stock options and nonqualified stock options.

Our standard form of option agreement under the 2007 Plan provides that options will vest 25% on the first anniversary of the vesting commencement date with the remainder vesting ratably over the next 36 months, subject to continued service through each applicable date. Our standard form of option agreement provides that in the event of a change in control, if the options are (i) not assumed or continued by the successor corporation, (ii) not exercised by the holder prior to the transaction or (iii) not cashed out at the time of the transaction, then the options will vest in full effective as of the time of the change in control. In addition, our standard form of option agreement provides that if a participant, within 12 months of a change of control, (i) is terminated without cause or (ii) resigns for good reason, or if the acquiring company does not assume or substitute for any options held by such participant, then all of then unvested stock options shall become immediately vested and exercisable in full. Stock options granted prior to August 8, 2012 had a maximum term of 10 years. Stock options granted on or after August 8, 2012 had a maximum term of seven years.

For purposes of the standard form of stock option agreement, the following definitions apply:

"Cause" is defined in the option agreement as: (i) theft, dishonesty, or falsification of our documents or records, (ii) improper use or disclosure of our confidential or proprietary information, (iii) any action which has a material detrimental effect on our reputation or business, (iv) the failure or inability to perform any reasonable assigned duties after written notice from us of, and a reasonable opportunity to cure, such failure or inability, (v) any material breach of any employment agreement with us, which breach is not cured pursuant to the terms of such agreement or (vi) the conviction (including any plea of guilty or nolo contendere) of any criminal act which impairs the participant's ability to perform his or her duties with us.

"Good reason" is defined in the option agreement as: (i) any failure to pay, or any material reduction of, base salary and (ii) any failure to (a) continue to provide the opportunity to participate, on terms no less favorable than those in effect, in any benefit or compensation plan in effect prior to the change in control or (b) provide all other fringe benefits then held.

Our 2007 Plan provides that our board of directors, or its designated committee, may equitably and proportionally adjust or substitute outstanding options upon certain events, including, without limitation, changes in our capitalization through stock splits, recapitalizations, mergers or consolidations.
2014 Equity Incentive Plan
Our 2014 Plan was approved by our board of directors and our stockholders in March 2014. It is intended to make available incentives that will assist us to attract, retain and motivate employees (including officers), consultants and directors. We may provide these incentives through the grant of stock options, stock appreciation rights, restricted stock, RSUs, performance shares and units and other cash-based or stock-based awards. As of December 31, 2021, 7,721,398 shares of common stock were available for issuance pursuant to our 2014 Plan.
A total of 1,850,000 shares of our common stock was initially authorized and reserved for issuance under the 2014 Plan. This reserve automatically increased on each of January 1 of 2015 through 2022 and will automatically increase each subsequent anniversary through 2024, by an amount equal to the smaller of (a) 4.5% of the number of shares of common stock issued and outstanding on the immediately preceding December 31, or (b) an amount determined by our board of directors. This reserve was also increased to include any shares remaining available under our 2007 Plan at the time of its termination and will be increased to include any shares issuable upon exercise of options granted under our 2007 Plan that expire or terminate without having been exercised in full.
Appropriate adjustments will be made in the number of authorized shares and other numerical limits in the 2014 Plan and in outstanding awards to prevent dilution or enlargement of participants' rights in the event of a stock split or other change in our capital structure. Shares subject to awards which expire or are canceled or forfeited will again become available for issuance under the 2014 Plan. The shares available will not be reduced by awards settled in cash or by shares withheld to satisfy tax withholding obligations and the net number of shares issued upon the exercise of stock appreciation rights or options exercised by means of a net exercise or by tender of previously owned shares will be deducted from the shares available under the 2014 Plan.
The 2014 Plan is generally administered by the Committee. Subject to the provisions of the 2014 Plan, the Committee determines in its discretion the persons to whom and the times at which awards are granted, the sizes of such awards and all of their terms and conditions. The Committee has the authority to construe and interpret the terms of the 2014 Plan and awards granted under it. The 2014 Plan provides, subject to certain limitations, for indemnification by us of any director, officer or employee against all judgments, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred in connection with any legal action arising from such person's action or failure to act in administering the 2014 Plan.
The 2014 Plan authorizes the Committee, without further stockholder approval, to provide for the cancellation of stock options or stock appreciation rights with exercise prices in excess of the fair market value of the underlying shares of common stock in exchange for new options or other equity awards with exercise prices equal to the fair market value of the underlying common stock or a cash payment.
Awards may be granted under the 2014 Plan to our employees (including officers), directors or consultants, or those of any present or future parent or subsidiary corporation or other affiliated entity. All awards will be evidenced by a written agreement between us and the holder of the award and may include any of the following:
•Stock Options. We may grant nonstatutory stock options or incentive stock options (as described in Section 422 of the Code), each of which gives its holder the right, during a specified term (not exceeding 10 years) and subject to any specified vesting or other conditions, to purchase a number of shares of our common stock at an exercise price per share determined by the administrator, which may not be less than the fair market value of a share of our common stock on the date of grant.
•Stock Appreciation Rights. A stock appreciation right gives its holder the right, during a specified term (not exceeding 10 years) and subject to any specified vesting or other conditions, to receive the appreciation in the fair market value of our common stock between the date of grant of the award and the date of its exercise. We may pay the appreciation in shares of our common stock or in cash, except that a stock appreciation right granted in tandem with a related option is payable only in stock.
•Restricted Stock. We may grant restricted stock awards either as a bonus or as a purchase right at such price as the administrator determines. Shares of restricted stock remain subject to forfeiture until vested, based on such terms and conditions as the administrator specifies. Holders of restricted stock will have the right to vote the shares and to receive any dividends paid, except that the dividends may be subject to the same vesting conditions as the related shares.
•Restricted Stock Units, or RSUs. RSUs represent rights to receive shares of our common stock (or their value in cash) at a future date without payment of a purchase price (unless required under applicable state corporate laws), subject to vesting or other conditions specified by the administrator. Holders of RSUs have no voting rights or rights to receive cash dividends unless and until shares of common stock are issued in settlement of such awards. However, the administrator may grant RSUs that entitle their holders to dividend equivalent rights.
•Performance Shares and Performance Units. Performance shares and performance units are awards that will result in a payment to their holder only if specified performance goals are achieved during a specified performance period. Performance share awards are rights denominated in shares of our common stock, while performance unit awards are rights denominated in dollars. The administrator may establish the applicable performance goals based on one or more measures of business performance enumerated in the 2014 Plan, such as net revenues, gross margin, net income or total stockholder return. To the extent earned, performance share and unit awards may be settled in cash or in shares of our common stock. Holders of performance shares or performance units have no voting rights or rights to receive cash dividends unless and until shares of common stock are issued in settlement of such awards. However, the administrator may grant performance shares that entitle their holders to dividend equivalent rights.
•Cash-Based Awards and Other Stock-Based Awards. The administrator may grant cash-based awards that specify a monetary payment or range of payments or other stock-based awards that specify a number or range of shares or units that, in either case, are subject to vesting or other conditions specified by the administrator. Settlement of these awards may be in cash or shares of our common stock, as determined by the administrator. Their holder will have no voting rights or right to receive cash dividends unless and until shares of our common stock are issued pursuant to the award. The administrator may grant dividend equivalent rights with respect to other stock-based awards.
In the event of a change in control as described in the 2014 Plan, the acquiring or successor entity may assume or continue all or any awards outstanding under the 2014 Plan or substitute substantially equivalent awards. Any awards which are not assumed or continued in connection with a change in control or are not exercised or settled prior to the change in control will terminate effective as of the time of the change in control. The Committee may provide for the acceleration of vesting of any or all outstanding awards upon such terms and to such extent as it determines, except that the vesting of all awards held by members of the board of directors who are not employees will automatically be accelerated in full. The 2014 Plan also authorizes the Committee, in its discretion and without the consent of any participant, to cancel each or any outstanding award denominated in shares upon a change in control in exchange for a payment to the participant with respect to each share subject to the canceled award of an amount equal to the excess of the consideration to be paid per share of common stock in the change in control transaction over the exercise price per share, if any, under the award.
The 2014 Plan will continue in effect until it is terminated by the administrator, provided, however, that all awards will be granted, if at all, within 10 years of its effective date. The administrator may amend, suspend or terminate the 2014 Plan at any time, provided that without stockholder approval, the plan cannot be amended to increase the number of shares authorized, change the class of persons eligible to receive incentive stock options, or effect any other change that would require stockholder approval under any applicable law or listing rule.

2014 Employee Stock Purchase Plan
In March 2014, our board of directors adopted and our stockholders approved our 2014 Employee Stock Purchase Plan, or ESPP, which we implemented effective January 3, 2022. As of December 31, 2021, 800,000 shares of common stock were available for issuance pursuant to our ESPP.
In addition, our ESPP provides for annual increases in the number of shares available for issuance under the ESPP on January 1 of each year through 2024, equal to the smallest of:
•500,000 shares;
•1% of the issued and outstanding shares of our common stock on the immediately preceding December 31; or
•such other amount as may be determined by our board of directors.
To date, our board of directors has determined not to increase the shares available for sale under our ESPP, as the ESPP was not implemented until January 3, 2022. Appropriate adjustments will be made in the number of authorized shares and in outstanding purchase rights to prevent dilution or enlargement of participants' rights in the event of a stock split or other change in our capital structure. Shares subject to purchase rights which expire or are canceled will again become available for issuance under the ESPP.
The Committee administers the ESPP and has full authority to interpret the terms of the ESPP. The ESPP provides, subject to certain limitations, for indemnification by us of any director, officer or employee against all judgments, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred in connection with any legal action arising from such person's action or failure to act in administering the ESPP.
As the ESPP was implemented on January 3, 2022, all of our employees other than our executive officers are eligible to participate if they are customarily employed by us for more than 20 hours per week and more than five months in any calendar year. However, an employee may not be granted rights to purchase stock under our ESPP if such employee:
•immediately after the grant would own stock or options to purchase stock possessing 5.0% or more of the total combined voting power or value of all classes of our capital stock; or
•holds rights to purchase stock under all of our employee stock purchase plans that would accrue at a rate that exceeds $25,000 worth of our stock for each calendar year in which the right to be granted would be outstanding at any time.
Our ESPP is intended to qualify under Section 423 of the Code. The ESPP provides for consecutive six-month offering periods, generally starting on the first trading day on or after December 1 and June 1 of each year, except for the first offering period, which commenced on February 1, 2022. The administrator may, in its discretion, modify the terms of future offering periods, including establishing offering periods of up to 27 months and providing for multiple purchase dates.
Our ESPP permits participants to purchase common stock through payroll deductions of up to 15% of their eligible cash compensation, which includes a participant's regular base wages or salary and payments of overtime, shift premiums and paid time off before deduction of taxes and certain compensation deferrals.
Amounts deducted and accumulated from participant compensation are used to purchase shares of our common stock at the end of each offering period. Unless otherwise provided by the administrator, the purchase price of the shares will be 85.0% of the lower of the fair market value of our common stock on the first trading day of the offering period or on the purchase date. Participants may end their participation at any time during an offering period and will receive a refund of their account balances not yet used to purchase shares. Participation ends automatically upon termination of employment with us.
Prior to the beginning of any offering period, the administrator may alter the maximum number of shares that may be purchased by any participant during the offering period or specify a maximum aggregate number of shares that may be purchased by all participants in the offering period. If insufficient shares remain available under the plan to permit all participants to purchase the number of shares to which they would otherwise be entitled, the administrator will make a pro rata allocation of the available shares. Any amounts withheld from participants' compensation in excess of the amounts used to purchase shares will be refunded, without interest.

A participant may not transfer rights granted under the ESPP other than by will, the laws of descent and distribution or as otherwise provided under the ESPP. In the event of a change in control, an acquiring or successor corporation may assume our rights and obligations under outstanding purchase rights or substitute substantially equivalent purchase rights. If the acquiring or successor corporation does not assume or substitute for outstanding purchase rights, then the purchase date of the offering periods then in progress will be accelerated to a date prior to the change in control. Our ESPP will continue in effect until terminated by the administrator. The Committee has the authority to amend, suspend or terminate our ESPP at any time.
Potential Payments Upon Termination and Change in Control

Each of our named executive officers is subject to certain obligations relating to non-competition, non-solicitation, proprietary information and assignment of inventions. Pursuant to these obligations, each named executive officer has agreed (i) not to solicit our employees or customers during employment and for a period of two years after the termination of employment, (ii) not to compete with us or assist any other person to compete with us during employment and for a period of two years after the termination of employment and (iii) to protect our confidential and proprietary information and to assign to us intellectual property developed during the course of employment.

In addition, we have entered into employment agreements with each of our named executive officers. The following is a summary of the employment agreements with our named executive officers as in effect on December 31, 2021.

Matthew P. Flake is party to an amended and restated employment agreement with us effective September 23, 2021. This employment agreement has no specific term and constitutes at-will employment. Mr. Flake's current annual base salary is $520,000. Mr. Flake is also eligible to receive benefits that are substantially similar to those of our other employees. His employment agreement also specifies his eligibility for an annual incentive bonus, which is currently targeted at $520,000 for fiscal 2022. Payment of any bonus to Mr. Flake is subject to approval by our board of directors.

Mr. Flake’s employment agreement provides that in the event that we terminate his employment for any reason, other than for "cause" (as such term is defined below) or certain other triggering events noted below, Mr. Flake would be entitled to the following severance benefits: (i) payments in equal installments over a 24-month period an amount equal to the sum of (a) 200% of his then-current annual base salary and (b) a pro-rata amount of his then-current annual cash incentive bonus at target for the fiscal year of his termination, pro-rated for his number of days of employment in such year; (ii) immediate acceleration of the vesting of any equity awards subject to time-based vesting which would have otherwise occurred had he remained employed over the 12 months following his termination; (iii) continued eligibility to vest in the portion of any then-outstanding performance based equity awards that would have otherwise vested had he remained employed and based upon attainment of relevant performance goals within the 12 months following his termination; and, (iv) payment of the monthly amount of Consolidated Omnibus Budget Reconciliation Act, or COBRA, continuation coverage for up to 24 months, subject to his continued eligibility for COBRA coverage.

Mr. Flake’s employment agreement also provides that in the event that we terminate his employment for any reason, other than for "cause," or if Mr. Flake resigns for "good reason" (as such term is defined below), in either case during the period of time extending from 60 days prior to and 24 months following the closing of any "change in control" (as defined in the employment agreement), Mr. Flake would be entitled to the following severance benefits: (i) we will be obligated to pay him in one lump sum an amount equal to the sum of (a) 250% of his then-current annual base salary and (b) a pro-rata amount of the greater of his then-current annual cash incentive bonus for the fiscal year of his termination, (x) at target, or (y) based upon attainment of applicable performance goals through the date of determination, in either case pro-rated for his number of days of employment in such year; (ii) immediate acceleration of the vesting of any equity awards subject to time-based vesting; (iii) continued eligibility to vest in any then-outstanding performance based equity awards for the remainder of their applicable terms; and, (iv) payment of the monthly amount of COBRA continuation coverage for up to 30 months, subject to his continued eligibility for COBRA coverage.

Mr. Flake's employment agreement also provide that in the event of the termination of his employment as a result of his death or "disability" (as defined in the employment agreement), he or his estate would be entitled to the following severance benefits: (i) immediate acceleration of the vesting of any equity awards subject to time-based vesting; and, (ii) continued eligibility to vest in any then-outstanding performance based equity awards for the remainder of their applicable terms.

John E. Breeden is party to an amended and restated employment agreement with us effective September 23, 2021. This employment agreement has no specific term and constitutes at-will employment. Mr. Breeden's current annual base salary is $400,000. Mr. Breeden is also eligible to receive benefits that are substantially similar to those of our other executive-level employees. His employment agreement also specifies his eligibility for an annual incentive bonus, which is currently targeted at $300,000 for fiscal 2022. Payment of any bonus to Mr. Breeden is subject to approval by our board of directors.

Michael A. Volanoski is party to an amended and restated employment agreement with us effective September 23, 2021. This employment agreement has no specific term and constitutes at-will employment. Mr. Volanoski's current annual base salary is $400,000. Mr. Volanoski is also eligible to receive benefits that are substantially similar to those of our other executive-level employees. His employment agreement also specifies his eligibility for an annual incentive bonus, which is currently targeted at $400,000 for fiscal 2022. Payment of any bonus to Mr. Volanoski is subject to approval by our board of directors.

David J. Mehok is party to an amended and restated employment agreement with us effective September 24, 2021. This employment agreement has no specific term and constitutes at-will employment. Mr. Mehok's current annual base salary is $390,000. Mr. Mehok is also eligible to receive benefits that are substantially similar to those of our other executive-level employees. His employment agreement also specifies his eligibility for an annual incentive bonus, which is currently targeted at $253,500 for fiscal 2022. Payment of any bonus to Mr. Mehok is subject to approval by our board of directors.

Jonathan A. Price is party to an amended and restated employment agreement with us effective September 23, 2021. This employment agreement has no specific term and constitutes at-will employment. Mr. Price's current annual base salary is $325,000. Mr. Price is also eligible to receive benefits that are substantially similar to those of our other executive-level employees. His employment agreement also specifies his eligibility for an annual incentive bonus, which is currently targeted at $162,500 for fiscal 2022. Payment of any bonus to Mr. Price is subject to approval by our board of directors.

The employment agreements for Messrs. Breeden, Volanoski, Mehok and Price provide that in the event that we terminate their employment for any reason, other than for "cause" (as such term is defined below) or certain other triggering events noted below, such executive officer would be entitled to the following severance benefits: (i) payments in equal installments over an 18-month period an amount equal to the sum of (a) 150% of their then-current annual base salary and (b) a pro-rata amount of their then-current annual cash incentive bonus at target for the fiscal year of their termination, pro-rated for their number of days of employment in such year; (ii) immediate acceleration of the vesting of any equity awards subject to time-based vesting which would have otherwise occurred had they remained employed over the 12 months following their termination; (iii) continued eligibility to vest in the portion of any then-outstanding performance based equity awards that would have otherwise vested had they remained employed and based upon attainment of relevant performance goals within the 12 months following their termination; and, (iv) payment of the monthly amount of COBRA continuation coverage for up to 18 months, subject to their continued eligibility for COBRA coverage.

The employment agreements for Messrs. Breeden, Volanoski, Mehok and Price also provide that in the event that we terminate their employment for any reason, other than for "cause," or if any such executive officer resigns for "good" reason (as such term is defined below), in either case during the period of time extending from 60 days prior to and 24 months following the closing of any "change in control" (as defined in the employment agreements), such executive officer would be entitled to the following severance benefits: (i) payment in one lump sum an amount equal to the sum of (a) 200% of their then-current annual base salary and (b) a pro-rata amount of the greater of their then-current annual cash incentive bonus for the fiscal year of termination, (x) at target, or (y) based upon attainment of applicable performance goals through the date of determination, in either case pro-rated for their number of days of employment in such year; (ii) immediate acceleration of the vesting of any equity awards subject to time-based vesting; (iii) continued eligibility to vest in any then-outstanding performance based equity awards for the remainder of their applicable terms; and, (iv) payment by of the monthly amount of COBRA continuation coverage for up to 24 months, subject to their continued eligibility for COBRA coverage.

The employment agreements for Messrs. Breeden, Volanoski, Mehok and Price also provide that in the event of the termination of their employment as a result of their death or "disability" (as defined in the employment agreements), such executive officer or their estate would be entitled to the following severance benefits: (i) immediate acceleration of the vesting of any equity awards subject to time-based vesting; and, (ii) continued eligibility to vest in any then-outstanding performance based equity awards for the remainder of their applicable terms.

“Cause” is defined under the named executive officers' employment agreements as: (a) acts or omissions constituting gross negligence, recklessness or willful misconduct on the part of the executive officer with respect to the named executive officer’s obligations or otherwise relating to our business; (b) the named executive officer’s material breach of the employment agreement or the Confidentiality, Non-Competition and Proprietary Rights Assignment Agreement, or PRIA, entered into between us and the named executive officer; (c) the named executive officer’s conviction or entry of a plea of nolo contendere for fraud, misappropriation or embezzlement, or any felony or crime of moral turpitude; or, (d) the named executive officer’s willful failure to perform his or her material duties as determined in the sole and our exclusive discretion (other than any such failure resulting from a "disability" (as defined in the employment agreements)).

"Good reason" is defined in the named executive officers' employment agreements as the occurrence of any of the following actions taken by us without the executive officer’s prior written consent: (i) a material reduction in base salary; (ii) a material reduction in the named executive officer’s authorities, duties or responsibilities and, in the case of the named executive officers other than Mr. Flake, a material diminution in the authority, duties, or responsibilities of the supervisor specified in the employment agreements to whom such executive officer is required to report; (iii) in the case of Mr. Flake, a requirement that he report to a corporate officer or employee instead of reporting directly to our board of directors; (iv) a material diminution in the budget over which the executive officer retains authority; (v) relocation of executive officer’s principal place of employment to a place that increases the executive officer’s one-way commute by more than 30 miles as compared to the executive officer’s then-current principal place of employment immediately prior to such relocation; or, (vi) any material breach by us of the terms of the employment agreements.

In order to resign for "good reason," an executive officer must provide written notice to us within 30 days after the first occurrence of the event giving rise to "good reason" setting forth the basis for the named executive officer’s resignation, allow us at least 30 days from receipt of such written notice to cure such event, and if such event is not reasonably cured within such period, the named executive officer must resign from all positions the named executive officer then holds with us not later than 30 days after the expiration of such cure period.

Each named executive officer’s entitlement to the severance payments described above is conditioned upon execution of a separation agreement including a general release of all claims in a form satisfactory to us, and such payments will cease if any such named executive officer materially breaches the obligations in their PRIA or the release of claims.

In addition, each of the named executive officers' equity award agreements provide for potential benefits due upon a termination of employment upon a change in control as described below under "Potential Payments Upon Termination and Change in Control—Change in Control Acceleration."

To the extent that any severance or other compensation payment to any of our named executive officers pursuant to an employment agreement or any other agreement constitutes an "excess parachute payment" within the meaning of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, or the Code, then such named executive officer will receive the full amount of such severance and other payments, or a reduced amount intended to avoid the application of Sections 280G and 4999 of the Code, whichever provides the executive with the highest amount on an after-tax basis.

Change in Control Acceleration

Under our 2007 Stock Plan, or the 2007 Plan, and our 2014 Equity Incentive Plan, or the 2014 Plan, the stock option and restricted stock unit agreements applicable to the named executive officers as of December 31, 2021 provide that if the officer, within twelve months of a change of control, (i) is terminated without cause or (ii) resigns for good reason, or if the acquiring company does not assume or substitute for any options or restricted stock units held by such executive officer, then all of the unvested stock options and restricted stock units shall become immediately vested and exercisable in full.

"Good reason" is defined in the stock option agreements and restricted stock units agreements as any one or more of the following (i) we materially reduce the named executive officer's title or position or assign to the named executive officer authority or duties which are materially inconsistent with the usual and customary operational authority and duties of a person in the named executive officer's position in similarly-situated companies, (ii) we materially reduces the named executive officer’s base compensation, or (iii) we require the named executive officer to relocate to any place outside a fifty (50) mile radius of the named executive officer's designated primary work location.

"Cause" is defined in the stock option agreements and restricted stock units agreements as a grantee's: (i) theft, dishonesty, or falsification of our documents or records, (ii) improper use or disclosure of our confidential or proprietary information, (iii) any action which has a material detrimental effect on our reputation or business, (iv) the failure or inability to perform any reasonable assigned duties after written notice from us of, and a reasonable opportunity to cure, such failure or inability, (v) any material breach of any employment agreement with us, which breach is not cured pursuant to the terms of such agreement or (vi) the conviction (including any plea of guilty or nolo contendere) of any criminal act which impairs the participant's ability to perform his or her duties with us.

Under the 2014 Plan, the market stock unit agreements applicable to the named executive officers as of December 31, 2021 provide that in the event of a change of control, the determination date of the number of previously unearned shares of our common stock earned pursuant to the awards will be accelerated to the date immediately prior to the change of control, and the number of previously unearned shares of our common stock earned, if any, will be determined by using the change of control transaction price (rather than the 30-day average price of our common stock) and such shares will be deemed to have vested as of the date immediately prior to the closing date of the change in control transaction.

Potential Payment Tables
The table below estimates the payments and benefits that each of our named executive officers would have received in the event his or her employment had been involuntarily terminated without "cause" (as defined above in "Compensation of Named Executive Officers - Potential Payments upon Termination and Change in Control") not in connection with a change in control as of December 31, 2021.

	Cash Payments			Equity Acceleration
Named Executive Officer	Salary ($)	Bonus ($)	COBRA ($)	Shares(1)	Market Value of Accelerated Equity (net of exercise price, if any) ($)(2)	Total ($)
Matthew P. Flake	$1,040,000	$520,000	$56,056	93,061	$7,392,786	$9,008,842
John E. Breeden	600,000	300,000	42,042	21,437	1,702,955	2,644,997
Michael A. Volanoski	600,000	400,000	42,042	2,594	206,048	1,248,090
David J. Mehok	540,000	180,000	42,042	8,207	651,944	1,413,986
Jonathan A. Price	442,500	147,500	42,042	12,941	1,028,013	1,660,055

(1)Includes shares resulting from continued vesting of market stock units for the 12 months following the date of termination, assuming on target performance.
(2)Amounts are based upon on the closing price of $79.44 of our common stock on the NYSE on December 31, 2021.
The table below estimates the payments and benefits that each of our named executive officers would have received in the event his or her employment had been involuntarily terminated as a result of their death or disability not in connection with a change in control as of December 31, 2021.

	Cash Payments			Equity Acceleration
Named Executive Officer	Salary ($)	Bonus ($)	COBRA ($)	Shares(1)	Market Value of Accelerated Equity (net of exercise price, if any) ($)(2)	Total ($)
Matthew P. Flake	$—	$—	$—	211,460	$16,798,382	$16,798,382
John E. Breeden	—	—	—	59,908	4,759,092	4,759,092
Michael A. Volanoski	—	—	—	20,751	1,648,459	1,648,459
David J. Mehok	—	—	—	26,596	2,112,786	2,112,786
Jonathan A. Price	—	—	—	31,086	2,469,472	2,469,472

(1)Includes shares resulting from continued vesting of market stock units for their remaining terms following the date of termination, assuming on target performance.
(2)Amounts are based upon on the closing price of $79.44 of our common stock on the NYSE on December 31, 2021.
The table below estimates the payments and benefits that each of our named executive officers would have received in the event of a change in control as of December 31, 2021 where, in connection therewith, his or her employment had not been involuntarily terminated without "cause" nor voluntarily terminated for "good reason". See "Compensation of Named Executive Officers - Potential Payments upon Termination and Change in Control" directly above for the applicable definitions of "cause" and "good reason."

	Cash Payments		Equity Acceleration
Named Executive Officer	Salary ($)	Bonus ($)	Shares	Market Value of Accelerated Equity (net of exercise price, if any) ($)(1)	Total ($)
Matthew P. Flake	$—	$—	16,097	1,278,750	1,278,750
John E. Breeden	—	—	2,965	235,569	235,569
Michael A. Volanoski	—	—	5,275	419,059	419,059
David J. Mehok	—	—	—	—	—
Jonathan A. Price	—	—	2,118	168,256	168,256

(1)Consists solely of shares earned upon the change of control pursuant to market stock units. Amounts are based upon an assumed change of control transaction price of $79.44 which is equal to the closing price of our common stock on the NYSE on December 31, 2021. The market value of the accelerated market stock units vesting is calculated on an award-by-award basis by multiplying (i) $79.44, by (ii) target number of shares of our common stock underlying the market stock units award after taking into account the applicable performance modifier resulting from the assumed change of control transaction price and excluding any shares already earned for prior performance periods. A change of control transaction price of $79.44 would have resulted in achievement of total stockholder return performance at: (a) with respect to MSUs granted to named executive officers in March 2019, the 53.5 percentile of the Russell 2000 Index for the applicable performance period, which would entitle the named executive officer to earn 22.47% of then unearned shares of our common stock underlying such awards held by them, less previously vested shares, (b) with respect to MSUs granted to named executive officers in March 2020, the 29.5 percentile of the Russell 2000 Index for the applicable performance period, which would entitle the named executive officer to earn 0% of then unearned shares of our common stock underlying such awards held by them, (c) with respect to MSUs granted to Mr. Mehok in November 2020, the 15.8 percentile of the Russell 2000 Index for the applicable performance period, which would entitle him to earn 0% of then unearned shares of our common stock underlying such award, (d) with respect to MSUs granted to named executive officers (other than Mr. Volanoski) in March 2021, the 15.9 percentile of the Russell 2000 Index for the applicable performance period, which would entitle the named executive officer to earn 0% of then unearned shares of our common stock underlying such awards held by them, and (e) with respect to MSUs granted to Mr. Volanoski in June 2021, the 30.5 percentile of the Russell 2000 Index for the applicable performance period, which would entitle him to earn 50.84% of then unearned shares of our common stock underlying such award.

The table below estimates the payments and benefits that each of our named executive officers would have received in the event his or her employment had been involuntarily terminated without "cause" or voluntarily terminated for "good reason," in either case immediately following a change in control, assuming the termination and change of control occurred on December 31, 2021. See "Compensation of Named Executive Officers - Potential Payments upon Termination and Change in Control" directly above for the applicable definitions of "cause" and "good reason."

	Cash Payments			Equity Acceleration
Named Executive Officer	Salary ($)	Bonus ($)	COBRA ($)	Shares	Market Value of Accelerated Equity (net of exercise price, if any) ($)(1)	Total ($)
Matthew P. Flake	$1,300,000	$520,000	$70,070	137,296	10,906,799	12,796,869
John E. Breeden	800,000	300,000	56,056	36,225	2,880,126	4,036,182
Michael A. Volanoski	800,000	400,000	56,056	15,651	1,243,328	2,499,384
David J. Mehok	720,000	180,000	56,056	13,799	1,096,193	2,052,249
Jonathan A. Price	590,000	147,500	56,056	19,390	1,540,343	2,333,899

(1)Consists solely of shares earned upon the change of control pursuant to market stock units. Amounts are based upon an assumed change of control transaction price of $79.44 which is equal to the closing price of our common stock on the NYSE on December 31, 2021. The market value of the accelerated market stock units vesting is calculated on an award-by-award basis by multiplying (i) $79.44, by (ii) target number of shares of our common stock underlying the market stock units award after taking into account the applicable performance modifier resulting from the assumed change of control transaction price and excluding any shares already earned for prior performance periods. A change of control transaction price of $79.44 would have resulted in achievement of total stockholder return performance at: (a) with respect to MSUs granted to named executive officers in March 2019, the 53.5 percentile of the Russell 2000 Index for the applicable performance period, which would entitle the named executive officer to earn 22.47% of then unearned shares of our common stock underlying such awards held by them, less previously vested shares, (b) with respect to MSUs granted to named executive officers in March 2020, the 29.5 percentile of the Russell 2000 Index for the applicable performance period, which would entitle the named executive officer to earn 0% of then unearned shares of our common stock underlying such awards held by them, (c) with respect to MSUs granted to Mr. Mehok in November 2020, the 15.8 percentile of the Russell 2000 Index for the applicable performance period, which would entitle him to earn 0% of then unearned shares of our common stock underlying such award, (d) with respect to MSUs granted to named executive officers (other than Mr. Volanoski) in March 2021, the 15.9 percentile of the Russell 2000 Index for the applicable performance period, which would entitle the named executive officer to earn 0% of then unearned shares of our common stock underlying such awards held by them, and (e) with respect to MSUs granted to Mr. Volanoski in June 2021, the 30.5 percentile of the Russell 2000 Index for the applicable performance period, which would entitle him to earn 50.84% of then unearned shares of our common stock underlying such award.

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain three compensation plans that provide for the issuance of our Common Stock to officers and other employees, directors and consultants.  These consist of the 2007 Plan, the 2014 Plan, and the ESPP, each of which has been approved by our stockholders. The following table sets forth information regarding outstanding options and rights and shares reserved for future issuance under the foregoing plans as of December 31, 2021:

Plan Category	Number of shares to be issued upon exercise of outstanding options and rights(a)		Weighted-average exercise price of outstanding options and rights(b)		Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column(a))(c)
Equity compensation plans approved by stockholders	362,976	(1)	$34.42	(2)	8,521,398	(3)
Equity compensation plans not approved by stockholders	—		—		—
Total	362,976				8,521,398

(1)Excludes purchase rights accruing under our ESPP.

(2)The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our common stock underlying RSUs or MSUs, which have no exercise price.

(3)Includes 7,721,398 shares of common stock available for issuance in connection with future awards under our 2014 Plan and 800,000 shares of common stock available for future issuance under the ESPP. The 2014 Plan provides that the number of shares reserved for issuance under that plan will automatically increase on January 1 of each year through 2024, by an amount equal to the smaller of (i) 4.5% of the number of shares of common stock issued and outstanding on the immediately preceding December 31, or (ii) an amount determined by the board of directors. The ESPP provides that the number of shares reserved for issuance under that plan will automatically increase on January 1 of each year through 2024 by an amount equal to the smallest of (i) 500,000 shares, (ii) 1% of the issued and outstanding shares of our common stock on the immediately preceding December 31, or (iii) such other amount as may be determined by the board of directors.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO, Mr. Flake:

For 2021:

•the annual total compensation of our median employees was $125,624;

•the annual total compensation of our CEO was $7,882,966; and

•the ratio of the annual total compensation of our CEO to the median of the annual total compensation of our employees was 62.7 to 1. This ratio is a reasonable estimate calculated in a manner consistent with SEC rules.

Because there was no change in our employee population or compensation arrangements in the past year that we believe would significantly impact the pay ratio disclosure, we used the same median employee identified in 2020 for our 2021 pay ratio.

We identified the employee with compensation at the median of the annual total compensation of all our employees in 2020 using the following methodology:

•In determining our employee population, we considered the individuals, excluding our CEO, who were employed by us and our consolidated subsidiaries on December 31, 2020, whether employed on a full-time, part-time, seasonal or temporary basis. We did not include any contractors or other non-employee workers in our employee population.

•To identify our median employee, we chose to use total compensation using the same methodology we use to calculate the amount reported for our CEO in the "Total" column of the 2021 Summary Compensation Table as set forth in this proxy statement. For simplicity, we calculated annual base pay using a reasonable estimate of the hours worked during 2020 for hourly employees and stated base salary as of December 31, 2020 for our remaining employees.

•For permanent employees hired during 2020, we annualized their salary or base pay as if they had been employed for the entire measurement period. We did not make any cost-of-living adjustment.

As disclosed in the 2021 Summary Compensation Table, the annual total compensation for our CEO was $7,882,966.

Because SEC rules for identifying the median of the annual total compensation of all employees allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee population and compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies have different employee populations and compensation practices and may have used different methodologies, exclusions, estimates and assumptions in calculating their pay ratios. As explained by the SEC when it adopted these rules, the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company's compensation practices and pay ratio disclosures.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transaction Policy

We have a written policy on authorizations, the Related Party Transactions Policy, which includes specific provisions for related party transactions. Pursuant to the Related Party Transactions Policy, related party transactions include any transaction, arrangement or relationship, or series of such transactions, including any indebtedness or guarantees, in which the amount involved exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest. In the event that a related party transaction is identified, such transaction must be reported to our Corporate Secretary and subsequently must be reviewed and approved or ratified by the chair of our audit committee or our full audit committee, depending on the amount of the transaction. Any member of the audit committee who is one of the parties in the related party transaction and who has a direct material interest in the transaction may not participate in the approval of the transaction. The audit committee has pre-approved certain potential related party transactions in advance, including employment of executive officers and director compensation.

Related Party Transactions

Since the beginning of fiscal 2021, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, except for the compensation and other arrangements described in "Corporate Governance—Compensation of Directors" and "Compensation of Named Executive Officers" elsewhere in this Proxy Statement and the transactions described below.

Equity Awards Granted to Executive Officers and Directors

We have granted stock options, RSUs and MSUs to our executive officers and the members of our board of directors. For more information regarding certain of these equity awards, see "Corporate Governance—Compensation of Directors" and "Compensation of Named Executive Officers" elsewhere in this Proxy Statement.

Employment Agreements

We have entered into employment agreements with our executive officers. These employment agreements provide for severance payments and acceleration of vesting of stock options, restricted stock units and market stock units upon certain termination events, including termination events following the occurrence of a change in control. Please see "Compensation of Named Executive Officers—Potential Payments upon Change in Control" elsewhere in this Proxy Statement for a summary of the potential payments to our named executive officers upon certain termination events following the occurrence of a change in control.

Indemnification of Officers and Directors

As permitted by Delaware law, our Certificate of Incorporation provides that, to the fullest extent permitted by Delaware law, no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Pursuant to Delaware law such protection would not be available for liability:

•for any breach of a duty of loyalty to us or our stockholders;

•for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•for any transaction from which the director derived an improper benefit; or

•for an act or omission for which the liability of a director is expressly provided by an applicable statute, including unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law.

Our Certificate of Incorporation also provides that if Delaware law is amended after the approval by our stockholders of the Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law. In addition, our Bylaws provide that we are required to advance expenses to our directors and officers as incurred in connection with legal proceedings against them for which they may be indemnified and that the rights conferred in the Bylaws are not exclusive.

We have entered into indemnity agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and officer to the fullest extent permitted by Delaware law and our Certificate of Incorporation and Bylaws for expenses such as, among other things, attorneys' fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action by or in our right, arising out of the person's services as our director or executive officer or as the director or executive officer of any subsidiary of ours or any other company or enterprise to which the person provides services at our request. We also maintain directors' and officers' liability insurance.

Other Related Party Transactions

Charles T. Doyle, a member of our board of directors until his resignation on April 26, 2021, is the chairman emeritus of the board of directors and a shareholder of Texas First Bank, a current customer of Q2. Our revenues from Texas First Bank were approximately $574,631, $642,390 and $623,312 in fiscal 2019, 2020 and 2021, respectively.

We employ the sister of R. H. Seale, III. Her total compensation earned or paid during fiscal 2021 was $158,883.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and footnotes set forth information with respect to the beneficial ownership of our common stock as of March 31, 2022 by:

•each stockholder, or group of affiliated stockholders, who we know beneficially owns more than 5% of the outstanding shares of our common stock;

•each of our named executive officers;

•each of our current directors; and

•all of our current directors and current executive officers as a group.

Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power.

Applicable percentage ownership in the following table is based on 57,199,798 shares of common stock outstanding as of March 31, 2022. Shares of common stock subject to options currently exercisable or exercisable within 60 days of March 31, 2022 or subject to RSUs or MSUs which will vest within 60 days of March 31, 2022 are deemed to be outstanding for calculating the number and percentage of outstanding shares of the person holding such options, RSUs or MSUs, but are not deemed to be outstanding for calculating the percentage ownership of any other person. Beneficial ownership or voting power representing less than 1% is denoted with an asterisk (*).

Shares shown in the table below include shares held in the beneficial owner's name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner's account. Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over the shares listed, except for those jointly owned with that person's spouse.

Unless otherwise noted below, the address of each person listed on the table is c/o Q2 Holdings, Inc., 10355 Pecan Park Boulevard, Austin, Texas 78729.

Name of Beneficial Owner	Number of Shares of Common Stock	Percentage of Common Stock Owned
5% Stockholders:
Entities affiliated with The Vanguard Group, Inc.(1)	5,215,465	9.1	%
Entities affiliated with Brown Capital Management, LLC(2)	4,958,319	8.7	%
Entities affiliated with Wasatch Advisors, Inc.(3)	4,113,244	7.2	%
Entities affiliated with BlackRock, Inc.(4)	3,707,026	6.5	%
Entities affiliated with Wellington Management Group LLP(5)	2,823,314	4.9	%

Named Executive Officers and Directors:
Matthew P. Flake(6)	189,922	*
John E. Breeden(7)	31,502
Michael A. Volanoski(8)	—	*
David J. Mehok(9)	—	*
Jonathan A. Price(10)	27,481	*
R. H. Seale, III(11)	934,154	1.6	%
R. Lynn Atchison(12)	9,806	*
Jeffrey T. Diehl(13)	806,447	1.4	%
Stephen C. Hooley(12)	3,148	*
James R. Offerdahl(12)	8,505	*
Margaret L. Taylor(12)	3,352	*
Lynn Antipas Tyson(12)	1,848	*
All executive officers and directors as a group (14 persons)(14)	2,035,734	3.5	%

(1)Based on a Schedule 13G/A filed on February 10, 2022. The Vanguard Group, Inc. has shared voting power with respect to 103,826 shares, sole dispositive power with respect to 5,061,630 shares and shared dispositive power with respect to 153,835. Such shares are held by The Vanguard Group, Inc. and its wholly owned subsidiaries in a fiduciary capacity. The address of The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(2)Based on a Schedule 13G/A filed on February 14, 2022. Brown Capital Management, LLC has sole voting power with respect to 3,450,185 shares and sole dispositive power with respect to 4,958,319 shares. Such shares are held by Brown Capital Management, LLC and its wholly owned subsidiaries in a fiduciary capacity. The address of Brown Capital Management, LLC is 1201 N. Calvert Street, Baltimore, Maryland 21202.
(3)Based on a Schedule 13G filed on February 11, 2022. Wasatch Advisors, Inc. has sole voting power with respect to 4,113,244 shares and sole dispositive power with respect to 4,113,244 shares. Such shares are held by Wasatch Advisors, Inc. and its wholly owned subsidiaries in a fiduciary capacity. The address of Wasatch Advisors, Inc. is 505 Wakara Way, Third Floor, Salt Lake City, Utah 84108.
(4)Based on a Schedule 13G filed on February 3, 2022. BlackRock, Inc. has sole voting power with respect to 3,654,140 shares and sole dispositive power with respect to 3,707,026 shares. Such shares are held by BlackRock, Inc. and its wholly owned subsidiaries in a fiduciary capacity. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.
(5)Based on a Schedule 13G/A filed on February 4, 2022. Wellington Management Group LLP has shared voting power with respect to 2,454,173 shares and shared dispositive power with respect to 2,823,314 shares. Such shares are held by Wellington Management Group LLP and its wholly owned subsidiaries in a fiduciary capacity. The address of Wellington Management Group LLP is 280 Congress Street, Boston, Massachusetts 02210.
(6)Includes 184,730 shares issuable upon the exercise of options exercisable within 60 days of March 31, 2022. Mr. Flake is our President and Chief Executive Officer and a member of our board of directors.
(7)Includes 25,397 shares issuable upon the exercise of options exercisable within 60 days of March 31, 2022. Mr. Breeden is our Chief Operating Officer.
(8)Mr. Volanoski is our Chief Revenue Officer.
(9)Mr. Mehok is our Chief Financial Officer.
(10)Includes 11,641 shares issuable upon the exercise of options exercisable within 60 days of March 31, 2022. Mr. Price is our Executive Vice President, Emerging Businesses, Corporate & Business Development.
(11)Represents 582,453 shares held by RHS Investments-I, L.P., 312,724 held in a grantor retained annuity trust of which Mr. Seale is the trustee, 33,540 shares held by Mr. Seale, 5,437 shares held in trusts for children of Mr. Seale, and 3,319 shares issuable to Mr. Seale upon the exercise of options exercisable within 60 days of March 31, 2022. Seale, Inc. is the general partner of RHS Investments-I, L.P. Mr. Seale is the president of Seale, Inc. and has voting and dispositive power over the shares held by RHS Investments-I, L.P. Mr. Seale disclaims beneficial ownership of the shares held by the childrens' trusts, except to the extent of his pecuniary interest therein. Mr. Seale is Executive Chair of our board of directors and served as our President until March 2008 and as our Chief Executive Officer until October 2013.
(12)Member of our board of directors.
(13)Represents 7,265 shares issuable to Mr. Diehl upon the exercise of options exercisable within 60 days of March 31, 2022, 241,315 shares held by Adams Street 2006 Direct Fund, L.P., or AS 2006, 272,512 shares held by Adams Street 2007 Direct Fund, L.P., or AS 2007, 91,298 shares held by Adams Street 2008 Direct Fund, L.P., or AS 2008, 78,966 shares held by Adams Street 2009 Direct Fund, L.P., or AS 2009, 44,858 shares held by Adams Street 2010 Direct Fund, L.P., or AS 2010, 36,038 shares held by Adams Street 2011 Direct Fund LP, or AS 2011, 2,859 shares held by Adams Street Partnership Fund - 2007 U.S. Fund, L.P. , or AS 2007 US, 3,666 shares held by Adams Street Partnership Fund - 2008 U.S. Fund, L.P., or AS 2008 US, 3,252 shares held by Adams Street Partnership Fund - 2009 U.S. Fund, L.P., or AS 2009 US, 2,289 shares held by Adams Street

Partnership Fund - 2010 U.S. Fund, L.P., or AS 2010 US, and 509 shares held by Adams Street Partnership Fund - 2010 U.S. Fund - Series B, L.P., or AS 2010 US Series B. The shares owned by each of AS 2006, AS 2007, AS 2008, AS 2009, AS 2010, AS 2011, AS 2007 US, AS 2008 US, AS 2009 US, AS 2010 US, and AS 2010 US Series B may be deemed to be beneficially owned by Adams Street Partners, LLC, the managing member of the general partner of each of AS 2006, AS 2007, AS 2008, AS 2009 and AS 2010, the managing member of the general partner of the general partner of AS 2011, and the general partner of AS 2007 US, AS 2008 US, AS 2009 US, AS 2010 US, and AS 2010 US Series B. Mr. Diehl is a partner of Adams Street Partners, LLC (or a subsidiary thereof), and may be deemed to share voting and dispositive power over the shares held by AS 2006, AS 2007, AS 2008, AS 2009, AS 2010, AS 2011, AS 2007 US, AS 2008 US, AS 2009 US, AS 2010 US, and AS 2010 US Series B. Mr. Diehl is a member of our board of directors. The address of each of AS 2006, AS 2007, AS 2008, AS 2009, AS 2010, AS 2011, AS 2007 US, AS 2008 US, AS 2009 US, AS 2010 US, and AS 2010 US Series B is One North Wacker Drive, Suite 2200, Chicago, Illinois 60606.
(14)Includes 248,248 shares issuable upon the exercise of options exercisable within 60 days of March 31, 2022.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.

Based solely on our review of such forms furnished to us, and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater-than-10% stockholders during the fiscal year ended December 31, 2021 were satisfied.

PROPOSAL NO. 3
ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Section 14A of the Exchange Act enables our stockholders to vote to approve, on an advisory or nonbinding basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC's rules. We currently conduct advisory votes on executive compensation every year, with the next vote to occur at the 2023 annual meeting.
Our compensation committee and the board of directors believe that our executive compensation program, as described in the section titled "Compensation Discussion and Analysis," the compensation tables and the related narratives and other materials in this Proxy Statement reflects our philosophy of linking the compensation of our executive officers with our performance. Our compensation committee and our board of directors believe that the executive compensation program is reasonable and effective in that it aligns the interests of our executive officers with both the short-term and long-term interests of our stockholders.
This proposal gives you as a stockholder the opportunity to endorse or not endorse our executive compensation program through the following resolution:
"RESOLVED, that the compensation of our named executive officers, as described in the section titled "Compensation Discussion and Analysis," the compensation tables and the related narratives and other materials in this Proxy Statement, is hereby approved."
Because this vote is advisory, it will not be binding upon our board of directors or our compensation committee. However, our compensation committee will carefully consider the outcome of the vote when determining future executive compensation arrangements. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.
Vote Required and Board of Directors Recommendation
The affirmative vote of a majority of the voting power of the shares in attendance at the meeting or represented by proxy and entitled to vote on the matter at the annual meeting is required for approval of this proposal. Abstentions will have the effect of a vote "against" this proposal. Broker non-votes will have no effect on the outcome of the vote.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

STOCKHOLDER PROPOSALS OR NOMINATIONS TO BE PRESENTED AT NEXT ANNUAL MEETING

Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in our proxy statement for the 2023 annual meeting.  These stockholder proposals must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), to the Corporate Secretary at our principal executive offices no later than the close of business on December 23, 2022 (120 days prior to the anniversary of this year's mailing date). Failure to deliver a proposal in accordance with these procedures may result in it not being deemed timely received.

Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement. Our nominating and corporate governance committee reviews all stockholder proposals and makes recommendations to the board for actions on such proposals. For information on qualifications of director nominees considered by our nominating and corporate governance committee, see the "Corporate Governance—Director Nominations" section of this Proxy Statement.

In addition, our Bylaws provide that any stockholder intending to nominate a candidate for election to the board or to propose any business at our 2023 annual meeting, other than non-binding proposals presented pursuant to Rule 14a-8 under the Exchange Act, must give notice to the Corporate Secretary at our principal executive offices, not earlier than the close of business on the 120th day (February 1, 2023) nor later than the close of business on the 90th (March 3, 2023) day prior to the first anniversary of the date of the preceding year's annual meeting as first specified in the notice of meeting (without regard to any postponements or adjournments of such meeting after the notice was first given). The notice must include the information specified in our Bylaws, including information concerning the nominee or proposal, as the case may be, and information concerning the proposing or nominating stockholder's ownership of and agreements related to our stock. If the 2023 annual meeting is held more than 30 days before or after the first anniversary of the date of the 2022 annual meeting, the stockholder must submit notice of any such nomination and of any such proposal that is not made pursuant to Rule 14a-8 by the later of the 90th day prior to the 2023 annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made. We will not entertain any proposals or nominations at the meeting that do not meet the requirements set forth in our Bylaws. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting under proxies that we solicit to vote in accordance with our best judgment on any stockholder proposal or nomination. To make a submission or request a copy of our Bylaws, stockholders should contact our Corporate Secretary. We strongly encourage stockholders to seek advice from knowledgeable counsel before submitting a proposal or a nomination.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the board of directors knows of no other business that will be conducted at the 2022 annual meeting of stockholders other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy on such matters in accordance with their best judgment.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding Q2 stock but sharing the same address, we have adopted a procedure approved by the SEC called "householding." Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Proxy Statement and Annual Report and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our annual report and other proxy materials mailed to you, please submit a written request to our Corporate Secretary, Q2 Holdings, Inc., 10355 Pecan Park Boulevard, Austin, Texas 78729, or call our Investor Relations at 512-439-3447, and we will promptly send you what you have requested. You can also contact our Corporate Secretary or Investor Relations if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

By order of the board of directors

M. Scott Kerr
Senior Vice President, Deputy General Counsel & Corporate Secretary
  April 22, 2022

Q2 HOLDINGS, INC.
10355 PECAN PARK BOULEVARD
AUSTIN, TX 78729

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 31, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to www.virtualshareholdermeeting.com/QTWO2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 31, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

CONTROL # → 0000000000000000

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

For All	Withhold All	For All Except
O	O	O

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01) R. Lynn Atchison
02) Jeffrey T. Diehl
03) Matthew P. Flake
04) Stephen C. Hooley
05) James R. Offerdahl
06) R.H. Seale, III
07) Margaret L. Taylor
08) Lynn Antipas Tyson

02 0000000000

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. To ratify the appointment of Ernst & Young, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2022.	O	O	O
3. Advisory vote to approve the compensation of our named executive officers.	O	O	O

NOTE: If any other business properly comes before the meeting or any adjournment thereof, the persons named as proxies will vote in their discretion.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000562213_1 R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

Q2 HOLDINGS, INC.
Annual Meeting of Stockholders
June 1, 2022 1:00 p.m. Central Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Matthew P. Flake, David J. Mehok and M. Scott Kerr or any of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Q2 HOLDINGS, INC. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held virtually at **www.virtualshareholdermeeting.com/QTWO2022** at 1:00 p.m. (Central Time) on June 1, 2022, and any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000562213_2 R1.0.0.24

Continued and to be signed on reverse side